Exhibit 1.2

THE COMPANIES ACT 1985

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

(Amended by Special Resolution passed on 26 June 1997)

(Amended by Ordinary Resolution passed on 15 October 1999)

(Amended by Special Resolution passed on 15 May 2001)

(Amended by Special Resolution passed on 26 October 2006)

OF

BHP Billiton Plc 1

1	The Company’s name is “BHP Billiton Plc”.

2	The Company is to be a public company.

3	The Company’s registered office is to be situate in England and Wales.

4	The Company’s objects are:-

4.1

2 To enter into, operate and carry into effect the DLC Structure Sharing Agreement between the Company and BHP Limited (ABN 49 004 028 077) (“BHP”), the SVC Special Voting Shares Deed between the Company. BHP, BHP SVC Pty Limited, Billiton SVC Limited (Company No 4074194) and Law Debenture Trust Corporation plc (Company No. 1675231) and the Deed Poll Guarantee in favour of certain creditors of BHP Limited each as described in the circular to the shareholders of the Company dated 18 April 2001 with full power to:

4.1.1	agree any amendment or termination of all or any of the terms of the said Agreement or the said Deeds in accordance with the terms thereof;

4.1.2	enter into, operate and carry into effect any further or other agreements or arrangements with or in connection with BHP; and

4.1.3	do all such things as in the opinion of the Directors are necessary of desirable for the furtherance of this object or for the furtherance, maintenance or development of the relationship with BHP constituted by or arising out of any agreement or arrangement mentioned in or made in accordance with this sub-clause.

4.2

4.2.1	To carry on the business of a holding company in all its branches and for that purpose to acquire and hold either in the name of the Company, or in that of any nominee or trustee, shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company, corporation or undertaking wherever incorporated or carrying on business and to co-ordinate the policy management and administration of any companies, corporations or undertakings in which the Company is a member or participant or which are controlled by or associated with the Company in any manner;

[1]

Name changed from Hackplimco (No. Thirty-Three) Public Limited Company to Billiton Plc by Certificate of Incorporation on Change of Name dated 30 May 1997 and from Billiton Plc by Certificate of Incorporation on Change of Name dated 29 June 2001.

[2]	Clause 4.1 inserted and the subsequent clauses renumbered accordingly by Special Resolution passed 15 May 2001.

4.2.2	To carry on all or any of the businesses of general merchants and traders, cash and credit traders, manufacturers’ agents and representatives, insurance brokers and consultants, estate and advertising agents, mortgage brokers, financial agents, advisers, managers and administrators, hire purchase and general financiers, brokers and agents, commission agents, importers and exporters, manufacturers, retailers, wholesalers, buyers, sellers, distributors and shippers of, and dealers in, all products, goods, wares, merchandise and produce of every description and to participate in, undertake, perform and carry on all kinds of commercial, industrial, trading and financial operations and enterprises.

4.3	To carry on any other business or activity of any nature whatsoever which may seem to the Directors to be capable of being conveniently or advantageously carried on in connection or conjunction with any business of the Company hereinbefore or hereinafter authorised or to be expedient with a view directly or indirectly to enhancing the value of or to rendering profitable or more profitable any of the Company’s assets or utilising its skills, know-how or expertise.

4.4	To subscribe, underwrite, purchase, or otherwise acquire, and to hold, dispose of, and deal with, any shares or other securities or investments of any nature whatsoever, and any options or rights in respect thereof or interests therein, and to buy and sell foreign exchange.

4.5	To draw, make, accept, endorse, discount, negotiate, execute, and issue, and to buy, sell and deal with bills of exchange, promissory notes, and other negotiable or transferable instruments or securities.

4.6	To purchase, or otherwise acquire for any estate or interest, any property (real or personal) or assets or any concessions, licences, grants, patents, trade marks, copyrights or other exclusive or non-exclusive rights of any kind and to hold, develop and turn to account and deal with the same in such manner as may be thought fit and to make experiments and tests and to carry on all kinds of research work.

4.7	To build, construct, alter, remove, replace, equip, execute, carry out, improve, work, develop, administer, maintain, manage or control buildings, structures or facilities of all kinds, whether for the purposes of the Company or for sale, letting or hire to or in return for any consideration from any company, firm or person, and to contribute to or assist in or carry out any part of any such operation.

4.8	To amalgamate or enter into partnership or any joint venture or profit/loss-sharing arrangement or other association with any company, firm, person or body.

4.9	To purchase or otherwise acquire and undertake all or any part of the business, property and liabilities of any company, firm, person or body carrying on any business which the Company is authorised to carry on or possessed of any property suitable for the purposes of the Company.

4.10	To promote, or join in the promotion of, any company, whether or not having objects similar to those of the Company.

4.11	To borrow and raise money and to secure or discharge any debt or obligation of or binding on the Company in such manner as may be thought fit and in particular by mortgage and charges upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by the creation and issue of debentures, debenture stock or other securities of any description.

4.12	To advance, lend or deposit money or give credit to or with any company, firm or person on such terms as may be thought fit and with or without security.

4.13	To guarantee or give indemnities or provide security, whether by personal covenant or by mortgage or charge upon all or any part of the undertaking, property and assets (present and future) and the uncalled capital of the Company, or by all or any such methods, for the performance of any contracts or obligations, and the payment of capital or principal (together with any premium) and dividends or interest on any shares, debentures or other securities, of any person, firm or company including (without limiting the generality of the foregoing) any company which is for the time being a holding company of the Company or another subsidiary of any such holding company or is associated with the Company in business.

4.14	To issue any securities which the Company has power to issue for any other purpose by way of security or indemnity or in satisfaction of any liability undertaken or agreed to be undertaken by the Company.

4.15	To sell, lease, grant licences, easements and other rights over, and in any other manner deal with or dispose of, the undertaking, property, assets, rights and effects of the Company or any part thereof for such consideration as may be thought fit, and in particular for shares or other securities, whether fully or partly paid up.

4.16	To procure the registration, recognition or incorporation of the Company in or under the laws of any territory outside England.

4.17	To subscribe or guarantee money for any national, charitable, benevolent, public, general or useful object or for any purpose which may be considered likely directly or indirectly to further the interests of the Company or of its members.

4.18	To establish and maintain or contribute to any pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any individuals who are or were at any time in the employment or service of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company or any of the predecessors of the Company or any other such company as aforesaid, or who are or were at any time directors or officers of the Company or of any such other company, and the wives, widows, families and dependants of any such individuals; to establish and subsidise or subscribe to any institutions, associations, clubs or funds which may be considered likely to benefit any such persons or to further the interests of the Company or of any such other company; and to make payments for or towards the insurance of any such persons.

4.19	To establish and maintain, and to contribute to, any scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of its employees or former employees, or those of its subsidiary or holding company or subsidiary of its holding company, or by or for the benefit of such other persons as may for the time being be permitted by law, or any scheme for sharing profits with its employees or those of its subsidiary and/or associated companies, and (so far as for the time being permitted by law) to lend money to employees of the Company or of any company which is its holding company or is a subsidiary of the Company or any such holding company or otherwise is allied to or associated with the Company with a view to enabling them to acquire shares in the Company or its holding company.

4.20

4.20.1	To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company or any of the predecessors of the Company or of such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to the Company or any such other company, subsidiary undertaking or pension fund and

4.20.2	To such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability; for the purposes of this clause “holding company” and “subsidiary undertaking” shall have the same meanings as in the Companies Act 1985 as amended by the Companies Act 1989.

4.21

3 To prospect for, explore, quarry, develop, excavate, dredge for, open, work, win, purchase or otherwise obtain, bauxite, alumina, aluminium, chrome ore, manganese ore, ores, heavy mineral sands, zircon, rutile, ilmenite, coal, lead, zinc, copper, sulphur, tin, silver, monazite, iron, gold, platinum, precious stones, atomic minerals or deposits, oil, pyrites, wolfram and all other minerals, metals and substances and minerals, and other rights, properties and works.

4.22	To carry on business as proprietors of and to purchase, take on lease, or in exchange, or otherwise acquire, for any estate term or interest therein and to manage supervise or control mineral and other properties, lands and hereditaments of any tenure, mines, mining and other rights or options thereon, and grant, concessions, leases, claims, charters, privileges, licences or authorities of and over lands and mines and mineral, oil-bearing, natural gas-bearing, agricultural and other properties and also mining, dredging, water and other rights.

4.23	To raise, win, get, quarry, crush, smelt, calcine, refine, dress, amalgamate, manipulate and otherwise treat, prepare for market, sell, dispose of and deal in ores, metals, fluxes, tailings, concentrates, slimes, mineral substances and other product of mines either in a manufactured state or otherwise, and any materials or substances resulting from or to be obtained in the process of crushing, smelting, calcining, dressing or amalgamating the same and either free form or in combination with other substances.

4.24	To apply for, purchase, or otherwise acquire, concessions, grants or rights of any kind from any person, firm or corporation or any supreme, municipal, local or other authority, and to comply with the conditions of any concession or grant obtained, and to sell, lease or otherwise deal with the same or any interest therein and to work, exploit and otherwise turn to account the same of any part thereof.

4.25	To distribute among members of the Company in specie or otherwise, by way of dividend or bonus or by way of reduction of capital, all or any of the property or assets of the Company, or any proceeds of sale or other disposal of any property or assets of the Company, with and subject to any incident authorised, and consent required, by law.

4.26	To do all or any of the things and matters aforesaid in any part of the world, and either as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents, subsidiary companies or otherwise, and either alone or in conjunction with others.

4.27	To do all such other things as may, in the opinion of the Directors, be considered to be incidental or conducive to any of the above objects and to do all such other things as the Directors consider desirable for the benefit of the Company.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this Clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate, distinct and independent objects of the Company and not a power ancillary or incidental to the objects set out in any other paragraph and shall not be in any way limited by reference to any other paragraph or the order in which the same occur or the name of the Company.

5	The liability of the members is limited.

6	The Company’s share capital is £50,000 divided into 50,000 shares of £1 each [4]

[3]	Clauses 4.21 to 4.24 inserted and the subsequent clauses re-numbered accordingly by Special Resolution passed on 26 June 1997.

[4]	Notes

(i)	Share capital increased by US$1,250,000,000 divided into 2,500,000,000 ordinary shares of US$0.50 each and the 50,000 sterling ordinary shares were redesignated as 5.5 per cent cumulative preference shares of £1 each by Special Resolution passed on 26 June 1997.

(ii)	Share capital increased by US$250,000,000 divided into 500,000,000 additional ordinary shares of US$0.50 each to US$1,500,000,000 by Ordinary Resolution passed on 15 October 1999.

(iii)	Share capital increased by US$1 by the creation of one equalisation share of US$0.50 and one special voting share of US$0.50 by Ordinary Resolution passed on 15 May 2001.

(iv)	Share capital decreased by US$33,642,500 divided into 67,285,000 ordinary shares of US$0.50 each to US$1,466,357,501 and £50,000 by Special Resolution passed on 26 October 2006 and sanction of an Order of the High Court of Justice dated 17 January 2007.

(v)	Share capital decreased by US$17,200,000 divided into 34,400,000 ordinary shares of US$0.50 each to US$1,449,157,501 and £50,000 by Special Resolution passed on 26 October 2006 and sanction of an Order of the High Court of Justice dated 18 April 2007.

(vi)	Share capital decreased by US$9,825,000 divided into 19,650,000 ordinary shares of US$0.50 each to US$1,439,332,501 and £50,000 by Special Resolution passed on 26 October 2006 and sanction of an Order of the High Court of Justice dated 4 July 2007.

(vii)	Share capital decreased by US$9,393,357 divided into 18,786,714 ordinary shares of US$0.50 each to US$1,429,939,144 and £50,000 by Special Resolution passed on 26 October 2006 and sanction of an Order of the High Court of Justice dated 22 August 2007.

(viii)	Share capital decreased by US$23,433,113 divided into 46,866,226 ordinary shares of US$0.50 each to US$1,406,506,031 and £50,000 by Special Resolution passed on 26 October 2006 and sanction of an Order of the High Court of Justice dated 24 October 2007.

(ix)	Share capital decreased by US$12,261,255 divided into 24,522,510 ordinary shares of US$0.50 each to US$1,394,244,776 and £50,000 by Special Resolution passed on 26 October 2006 and sanction of an Order of the High Court of Justice dated 5 December 2007.

(x)	Share capital decreased by US$12,757,675 divided into 25,515,350 ordinary shares of US$0.50 each to US$1,381,487,101 and £50,000 by Special Resolution passed on 26 October 2006 and sanction of an Order of the High Court of Justice dated 6 February 2008.

We, the Subscribers to this Memorandum of Association wish to be formed into a Company pursuant to this Memorandum; and we agree to take the number of Shares shown opposite our respective names.

	Names and Addresses of Subscribers	Number of Shares taken by each Subscriber
1	Hackwood Directors Limited Barrington House 59-67 Gresham Street London EC2V 7JA	One

R J Ashmore For and on behalf of Hackwood Directors Limited

2	Hackwood Secretaries Limited Barrington House 59-67 Gresham Street London EC2V 7JA	One

R J Ashmore For and on behalf of Hackwood Secretaries Limited

	Total Shares Taken:	Two

DATED 29 April 1996

Witness to the above Signatures:-

C E Doe

Barrington House, 59-67 Gresham Street, London EC2V 7JA.

Articles of Association of BHP Billiton Plc

Company No. 3196209

Incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

Table of Contents

PRELIMINARY	6
1. Table A not to apply	6
2. Definitions and Interpretation	6
SHARE CAPITAL AND SECURITIES	14
3. Amount of share capital	14
4. Plc Special Voting Share	14
5. Consolidation, sub-division and cancellation	14
6. Purchase of own shares	15
7. Reduction of capital	15
8. Issue of securities	15
9. Directors’ statutory authorisation	16
10. Commissions on issue of shares	16
11. Renunciation of allotment	16
12. Non-recognition of equitable or other interests	16
FORM OF HOLDING OF SHARES	16
13. Certificates	16
14. Not used	16
15. Not used	16
JOINT HOLDERS	16
16. Joint holders	16
CALLS ON SHARES	17
17. Power to make calls	17
18. Voting restrictions—unpaid calls	17
19. Interest on overdue amounts	18
20. Power to differentiate between holders	18
21. Instalments; Payment of calls in advance	18
FORFEITURE AND LIEN	18
22. Notice requiring payment of sums payable	18
23. Forfeiture on non-compliance with notice	18
24. Surrender of shares	19
25. Disposal of forfeited shares	19
26. Liability despite forfeiture	19
27. Company’s lien	19
28. Sale of shares to enforce lien	19

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

i

Articles of Association of BHP Billiton Plc

29. Title of shares forfeited or sold to enforce lien	19
30. Payments by the Company	20
VARIATION OF RIGHTS	21
31. Variation of class rights	21
32. Matters not constituting variation of rights	21
TRANSFER OF SECURITIES	22
33. Form of transfer	22
34. Balance certificate	22
35. Right to refuse registration	22
36. Retention of transfers	23
37. No fee on registration	23
38. Closure of Register	23
39. Branch Register	23
40. Further Provisions on Shares in Uncertificated Form	23
TRANSMISSION OF SECURITIES	23
41. Transmission on death	23
42. Election of persons entitled by transmission	24
43. Rights of persons entitled by transmission	24
UNTRACED SHAREHOLDERS	24
44. Untraced Shareholders	24
GENERAL MEETINGS	25
45. Calling of general meetings	25
46. Length of notice for General Meetings	25
47. Contents of notice of general meetings	25
PROCEEDINGS AT GENERAL MEETINGS	26
48. Chairman	26
49. Quorum	26
50. Lack of quorum	26
51. Adjournment	26
52. Not used	27
53. Conduct of General Meetings	27
54. Substantive Resolutions	28
GENERAL VOTING AND POLL PROCEDURES	28
55. Voting	28
56. Taking a poll	29
57. Special meetings	29
58. Not used	29

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

VOTING RIGHTS AND PROCEDURES UNDER SHARING AGREEMENT	30
59. Class Rights Actions	30
60. Joint Electorate Actions	31
VOTES OF MEMBERS	32
61. Votes attaching to shares	32
62. Specified Number	33
63. Not used	33
64. Restriction on voting in particular circumstances	33
65. Not used	35
66. Voting by guardian	35
67. Validity and result of vote	35
PROXIES AND CORPORATE REPRESENTATIVES	36
68. Proxies	36
69. Validity, revocation	37
70. Not used	37
71. Rights of proxy	38
72. Attorneys of shareholders	38
73. Not used	38
DIRECTORS	38
74. Number of Directors	38
75. Not used	38
76. Remuneration of non-executive Directors	38
77. Remuneration of Directors for extra services	38
78. Travelling and other expenses	39
79. Retirement benefits	39
80. Appointment and remuneration of executive Directors	39
81. Powers of Directors	39
APPOINTMENT AND RETIREMENT OF DIRECTORS	39
82. Not used	39
83. Retirement by rotation	39
84. Not used	40
85. Re-election of retiring Director	40
86. Not used	40
87. Nomination of Directors	40
88. Election or appointment of additional Directors	41
89. Vacation of office	41
90. Removal of Directors	41

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

PROCEEDINGS OF DIRECTORS	42
91. Convening of meetings of Directors	42
92. Quorum	42
93. Chairman	42
94. Votes at meetings	42
95. Number of Directors below minimum	42
96. Resolutions in writing/Meetings by technology	42
97. Validity of actions	43
DIRECTORS’ INTERESTS	43
98. Conflicts of interest requiring Board authorisation	43
99. Regulation of Directors’ interests	44
100. Permitted interests and actions	44
COMMITTEES	45
101. Committees	45
102. Proceedings of Committee meetings	45
POWERS OF THE BOARD	45
103. General powers	45
104. Powers and obligations in relation to the Sharing Agreement	46
105. Not used	46
106. Appointment of attorney	46
107. Not used	46
108. Not used	46
109. Not used	46
110. Borrowing powers	46
111. Not used	46
112. Not used	46
113. Not used	46
AUTHENTICATION OF DOCUMENTS	47
114. Authentication of Documents	47
115. Not used	47
116. Not used	47
DIVIDENDS	47
117. Not used	47
118. Power of Board to pay dividends	47
119. Distribution otherwise than in cash	47
120. Not used	48

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

121. Ranking of shares for dividend	48
122. Manner of payment of dividends	48
123. Not used	49
124. Record date for dividends	49
125. No interest on dividends	49
126. Retention of dividends	49
127. Unclaimed dividend	49
128. Waiver of dividend	49
CAPITALISATION OF PROFITS AND RESERVES	50
129. Capitalisation of profits and reserves	50
SCRIP DIVIDENDS	50
130. Scrip Dividends	50
ACCOUNTS AND RECORDS	52
131. Accounts and records	52
132. Not used	52
133. Not used	52
134. Not used	52
NOTICES	52
135. Service of notices	52
136. Notice to transferor binds transferee	55
137. Deceased and bankrupt members	55
138. Overseas members	55
139. Suspension of postal services	55
140. Not used	55
WINDING-UP OF LIMITED OR THE COMPANY	55
141. Liquidation of Limited	55
142. Insolvency Notice	57
143. Directors’ power to petition	57
144. Rights on winding-up	57
DESTRUCTION OF DOCUMENTS	58
145. Destruction of Documents	58
INDEMNITY AND INSURANCE	58
146. Indemnity and insurance	58
CHANGE OF CONTROL	59
147. Not used	59
148. Share Control Limits	59

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

v

Articles of Association of BHP Billiton Plc

PRELIMINARY

The Company is a public company limited by shares.

1.	Table A not to apply

The regulations in Table A in The Companies (Tables A to F) Regulations 1985 shall not apply to the Company.

2.	Definitions and Interpretation

(1)	In these Articles (if not inconsistent with the subject or context) the words and expressions set out in the first column below shall bear the meanings set opposite to them respectively:

“Action”	Any distribution or any action affecting the amount or nature of issued share capital, including any dividend, distribution in specie, offer by way of rights, bonus issue, repayment of capital, sub-division or consolidation, buy-back or amendment of the rights of any shares or a series of one or more of such actions.

“Applicable Regulation”	(a) applicable law and regulations (including the requirements of the UK Code on Takeovers and Mergers and the UK Panel on Takeovers and Mergers); and

(b) directives, notices or requirements of any Governmental Agency having jurisdiction over the Company or Limited, as the case may be; and

(c) the rules, regulations, and guidelines of:

(i) any stock exchange on which either the Plc Ordinary Shares or the Plc American Depositary Shares or the Limited Ordinary Shares or the Limited American Depositary Shares are listed or quoted;

(ii) any other body with which entities with securities listed or quoted on such exchanges customarily comply,

(but, if not having the force of law, only if compliance with such directives, notices, requirements, rules, regulations or guidelines is in accordance with the general practice of persons to whom they are intended to apply) in each case for the time being in force and taking account of all exemptions, waivers or variations from time to time applicable (in particular situations or generally) to the Company or, as the case may be, to Limited.

“Articles”	These Articles of Association as from time to time altered.

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

“ASX”	ASX Limited (ABN 98 008 624 691) or such other body corporate that is declared by the Board to be Limited’s primary stock exchange for the purposes of this definition.

“ASX Listing Rules”	The Listing Rules of the ASX.

“Australian dollars” or “A$”	The lawful currency from time to time of Australia.

“Board”	All or some of the Directors from time to time acting as a board (or a duly appointed committee of the board).

“Board of Limited”	All or some of the directors of Limited from time to time acting as a board (or a duly appointed committee of the board).

“Chairman”	The Chairman of the Board under Article 93 or other person occupying the position of Acting Chairman under Rule 48(4). References to the Chairman in these Articles include (unless the context requires otherwise) a Deputy Chairman (or other person) acting as chairman of a meeting of members or a meeting of the Board.

“Class Rights Action”	Any of the actions listed in Article 59(1).

“Class Rights Procedure”	The approval procedures for Class Rights Actions set out in Articles 59(2) to 59(4).

“Combined Group”	The Limited Group and the Plc Group.

“Companies Acts”	The Companies Act 1985 and the Companies Act 2006 of the United Kingdom including any orders, regulations or other subordinate legislation made under them as from time to time in force in so far as it applies to the Company.

“Completion”	The date of completion of the Implementation Agreement between the Company and Limited dated 19 March 2001.

“Constitution”	In relation to:

(a) the Company, its Memorandum of Association and these Articles; and

(b) Limited, the Limited Constitution.

“Corporations Act”	The Corporations Act 2001 of Australia. A reference to the Corporations Act includes a reference to the Corporations Regulations made under that Act.

“Directors”	The persons appointed or elected to the office of Director of the Company in accordance with these Articles from time to time.

“Equalisation Fraction”	The Equalisation Ratio expressed as a fraction with the numerator being the number relating to the Limited Ordinary Shares and the denominator being the number relating to the Plc Ordinary Shares.

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

“Equalisation Ratio”	The ratio for the time being of (a) the dividend, capital and (in relation to Joint Electorate Actions) voting rights per Limited Ordinary Share to (b) the dividend, capital and (in relation to Joint Electorate Actions) voting rights per Plc Ordinary Share in the Combined Group (which shall initially be 1:1).

“Equalisation Share”	The equalisation share of US$0.50 in the Company.

“Excess Shares”	Has the meaning given to it in Article 148(2)(a)(iv).

“Excluded Plc Holder”	Any shareholder of the Company whose voting rights in relation to Plc Ordinary Shares have, at the relevant time, been lost pursuant to Article 64(2).

“Governmental Agency”	Any government or representative of a government or any governmental, semi-governmental, supra-national, statutory, administrative, fiscal, regulatory or judicial body, department, commission, authority, tribunal, agency or entity or trade agency, and shall include competition authorities, the UK Panel on Takeovers and Mergers, the Corporations and Securities Panel of Australia, the ASX, the Australian Securities and Investments Commission, the London Stock Exchange and the UK Listing Authority.

“Group”	In relation to Limited, the Limited Group and, in relation to the Company, the Plc Group as the context requires.

“Joint Electorate Action”	Any of the matters listed in Article 60(1) (other than any matter which the Board and the Board of Limited have from time to time agreed will be treated as a Class Rights Action).

“Joint Electorate Procedure”	The approvals procedures for Joint Electorate Actions set out in Article 60(2).

“Limited”	BHP Billiton Limited (ABN 49 004 028 077).

“Limited Constitution”	The constitution of Limited which will be in effect immediately following Completion.

“Limited American Depositary Shares”	The American Depositary Receipts listed on the New York Stock Exchange (NYSE) by Limited.

“Limited Deed Poll Guarantee”	The deed poll guarantee whereby Limited guarantees certain obligations of the Plc Group.

“Limited Entrenched Provision”	Has the meaning given to it in the Limited Constitution.

“Limited Excess Shares”	Has the meaning given to Excess Shares in the Limited Constitution.

“Limited Group”	Limited and its Subsidiaries from time to time and “a member of the Limited Group” means any one of them.

“Limited Ordinary Shares”	The ordinary shares in the capital of Limited from time to time.

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

“Limited Special Voting Share”	The special voting share in the capital of Limited issued to Limited SVC having the rights described in the Limited Constitution.

“Limited SVC”	BHP SVC Pty Limited, a proprietary company incorporated in Victoria, Australia or such other entity as replaces BHP SVC Pty Limited from time to time pursuant to the terms of the Voting Agreement.

“London Stock Exchange”	The London Stock Exchange plc.

“Month”	Calendar month.

“Office”	The registered office of the Company for the time being.

“Official List”	The official list maintained by the UKLA.

“Operator”	Euroclear UK & Ireland Limited or such other person as may for the time being be approved by HM Treasury as Operator under the Uncertificated Securities Rules.

“Operator-instruction”	A properly authenticated dematerialised instruction attributable to the Operator.

“Ordinary Shares”	In relation to: (a) the Company, Plc Ordinary Shares; and (b) Limited, the Limited Ordinary Shares.

“Paid”	Paid or credited as paid.

“Parallel General Meeting”	In relation to the Company or Limited, the general meeting of the shareholders of that company which is most nearly, or is actually, contemporaneous with the general meeting of the shareholders of the other company and at which some or all of the same matters or some or all equivalent matters are to be considered.

“participating security”	A security title to units of which is permitted by the Operator to be transferred by means of a relevant system.

“Plc American Depositary Shares”	The American Depositary Receipts listed on the New York Stock Exchange (NYSE) by the Company.

“Plc Deed Poll Guarantee”	The deed poll guarantee whereby the Company guarantees certain obligations of the Limited Group.

“Plc Entrenched Provision”

(a)      The definitions in this Article 2(1) of “Applicable Regulation”, “Australian dollars”, “Board of Limited”, “Class Rights Action”, “Class Rights Procedure”, “Equalisation Fraction”, “Equalisation Ratio”, “Equalisation Share”, “Excess Shares”, “Excluded Plc Holder”, “Joint Electorate Action”, “Joint Electorate Procedure”, “Limited”, “Limited Constitution”, “Limited Deed Poll Guarantee”, “Limited Entrenched Provision”,

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

“Limited Excess Shares”, “Limited Group”, “Limited Ordinary Shares”, “Limited Special Voting Share”, “Limited SVC”, “Plc Deed Poll Guarantee”, “Plc Entrenched Provision”, “Plc Group”, “Plc Ordinary Shares”, “Plc Special Voting Share”, “Plc SVC”, “Sharing Agreement”, “Special Voting Share”, “sterling”, “Subsidiary”, “Voting Agreement”;

(b)      Article 8 (Rights attaching to shares on issue);

(c)      Article 9(4)(b)(ii) (Definition of “Rights Issue”)

(d)      Article 31 (Manner of variation of rights);

(e)      Article 35(5) (Right to refuse to register transfer of Special Voting Share and Equalisation Share);

(f)       Articles 54(1) and 54(4) (Substantive Resolutions);

(g)      Article 55 (Requirement for a poll);

(h)      Article 58 (Timing of poll);

(i)       Article 59 (Class Rights Actions)

(j)       Article 60 (Joint Electorate Actions);

(k)      Article 61 (Votes attaching to shares);

(l)       Article 148 (Shareholding limits);

(m)     Article 70 (Deposit of form of proxy);

(n)      Article 83 (Retirement by rotation);

(o)      Article 87 (Nomination of Director for election);

(p)      Article 88 (Election or appointment of additional Director,);

(q)      Article 89 (Vacation of office);

(r)       Article 90 (Removal of Director);

(s)      Article 104 (Powers and obligations in relation to the Sharing Agreement);

(t)       Article 121 (Ranking of shares for dividend);

(u)      Article 141 (Liquidation of Limited);

(v)      Article 142 (Insolvency Notice); and

(w)     Article 144 (Rights on winding up).

“Plc Group”	The Company and its Subsidiaries from time to time and “a member of the Plc Group” means any one of them.

“Plc Ordinary Shares”	The ordinary shares in the capital of the Company from time to time.

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

“Plc Special Voting Share”	The special voting share in the capital of the Company issued to Plc SVC, having the rights set out in these Articles.

“Plc SVC”	Billiton SVC Limited, a company incorporated in England and Wales with registered number 4074194 or such other entity as replaces Billiton SVC Limited from time to time pursuant to the terms of the Voting Agreement.

“Public Trustee”	Law Debenture Trust Corporation plc or such other public trust company as shall be agreed between the Company and Limited.

“Register”	The register of members of the Company.

“relevant system”	A computer-based system, and procedures, which enable title to units of security to be evidenced and transferred without a written instrument pursuant to the Uncertificated Securities Rules.

“Required Majority”	The percentage voting in favour that would be required to pass a Required Resolution.

“Required Resolution”	Has the meaning given to it in Article 59(2).

“Seal”	Any common or official seal that the Company may be permitted to have under the Companies Acts.

“Securities Seal”	An official seal kept by the Company by virtue of Section 40 of the Companies Act 1985.

“Sharing Agreement”	The DLC Structure Sharing Agreement made between the Company and Limited and dated the date of Completion.

“Special Voting Share”	in relation to: (a) the Company, the Plc Special Voting Share; and (b) Limited, the Limited Special Voting Share.

“Statutes”	The Companies Acts, the Uncertificated Securities Rules, and every other statute, statutory instrument, regulation or order for the time being in force concerning companies registered under the Companies Acts and affecting the Company.

“sterling”	the lawful currency from time to time of the United Kingdom.

“Subsidiary”	A subsidiary undertaking as those terms are defined in the Companies Acts.

“Substantive Resolutions”	All resolutions (other than resolutions of a procedural nature).

“Tax”	Any taxes, levies, imposts, deductions, charges, withholdings or duties levied by any authority (including stamp and transaction duties) (together with any related interest, penalties, fines and expenses in connection with them).

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

“Tax Benefit”	Any credit, rebate, exemption or benefit in respect of Tax available to any person.

“Transfer Office”	The place where the Register is situate for the time being.

“UKLA”	The Financial Services Authority in its capacity as competent authority for the purposes of Part VI (Official Listing) of the UK Financial Services and Markets Act 2000.

“Uncertificated Securities Rules”	Any provisions of the Companies Acts relating to the holding, evidencing of title to or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision.

“United Kingdom”	Great Britain and Northern Ireland.

“Voting Agreement”	The SVC Special Voting Shares Deed entered into between Limited, Limited SVC, the Company, Plc SVC and the Public Trustee relating to the Limited Special Voting Share and the Plc Special Voting Share.

“Year”	Calendar year.

(2)	(Interpretation) The following rules of interpretation apply unless the context requires otherwise.

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

(e)	A reference to an Article or paragraph is to an article or paragraph of these Articles.

(f)	A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this Agreement.

(g)	A reference to any legislation or Applicable Regulation or to any provision of any legislation or Applicable Regulation includes any modification or re-enactment of it, any legislative or regulatory provision substituted for it and all regulations and statutory instruments issued under it.

(h)	A reference to “writing” includes printing, typing, lithography and other modes of reproducing words in a visible form, whether electronic or otherwise.

(i)	References to a document being “signed” or to “signature” include references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified in the Companies Acts.

(j)	Mentioning anything after “include”, “includes” or “including” does not limit what else might be included. Where particular words are followed by general words, the general words are not limited by the particular.

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

(k)	A reference to a body, other than a party to this Agreement (including, an institute, association, authority or Governmental Agency), whether statutory or not:

(A)	which ceases to exist; or

(B)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

(l)	The expression “debenture” shall include debenture stock, bonds and any other securities of a Company whether constituting a charge on the assets of the Company or not and “debenture stockholder” shall mean any person who is entered in the register of holders of the debentures of the Company as holder of a debenture.

(m)	The expressions “recognised clearing house” and “recognised investment exchange” shall mean any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000.

(n)	The expression “Secretary” shall include any person appointed by the Directors to perform any of the duties of the Secretary including, but not limited to, a joint assistant or deputy Secretary.

(o)	The expression “shareholders’ meeting” shall include both a General Meeting and a meeting of the holders of any class of shares of the Company.

(p)	All such provisions of these Articles as are applicable to paid-up shares shall apply to stock, and the words “share” and “shareholder” shall be construed accordingly.

(q)	The expressions “communication” and “electronic communication” shall have the same respective meanings as in the Electronic Communications Act 2000, the latter including, without limitation, e-mail, facsimile, CD-Rom, audio tape and telephone transmission and (in the case of electronic communication by the Company in accordance with Article 135) publication on a website.

(r)	The expression “address” shall include, in relation to electronic communication, any number or address used for the purposes of such communication.

(s)	Subject as aforesaid any words or expressions defined in the Companies Acts shall (if not inconsistent with the subject or context) bear the same meanings in these Articles.

(t)	A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

(u)	References to a share (or to a holding of shares) being in certificated or uncertificated form are references, respectively, to that share being a certificated or an uncertificated unit of a security for the purposes of the Uncertificated Securities Rules.

(v)	References to “other company” shall mean either the Company or Limited as the context requires.

(w)	The expression “equivalent resolution” means a resolution of either the Company or Limited certified by the Board and the Board of Limited as equivalent in nature and effect to a resolution of the other company.

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

(x)	References to “offers by way of rights” are to any offers (whether renounceable or non-renounceable) to the existing ordinary shareholders of the Company or Limited as nearly as may be in proportion to their holdings at the relevant time on a pre-emptive basis which may be subject to such exclusions or other arrangements as the Board or the Board of Limited, as the case may be, may deem necessary or expedient in relation to fractional entitlements or legal or practical difficulties with making the offer under the laws of, or the requirements of any Applicable Regulation in, any jurisdiction.

(y)	The headings shall not affect the construction of these Articles.

SHARE CAPITAL AND SECURITIES

3.	Amount of share capital

(1)	The share capital of the Company at the date of the adoption of these Articles consists of 50,000 5.5 per cent cumulative Preference Shares of £1 each, 3,000,000,000 Ordinary Shares of US$0.50 cents each, a Special Voting Share of US$0.50 and an Equalisation Share of US$0.50.

(2)	Subject to Articles 59 and 60, the Company may from time to time by ordinary resolution increase its capital by such sum to be divided into shares of such amounts as the resolution shall prescribe. All new shares shall be subject to the provisions of the Statutes and of these Articles with reference to allotment, payment of calls, lien, transfer, transmission, forfeiture and otherwise.

4.	Plc Special Voting Share

The Plc Special Voting Share shall confer on the holder of such share the rights set out in Articles 61, 62, 121(2)(b) and 144, but shall cease to confer any right to attend or vote at any general meeting in the event of termination of the Sharing Agreement.

5.	Consolidation, sub-division and cancellation

(1)	Subject to Articles 59 and 60, the Company may by ordinary resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

(c)	subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless, to the provisions of the Statutes), and so that the resolution whereby any share is subdivided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares.

(2)	If, as the result of a consolidation and division, a sub-division or a pro rata issue of shares, a member becomes entitled to a fraction of a share, the Board may on behalf of that member deal with that fractional entitlement as the Board thinks fit. In particular, the Board may:

(a)	issue a whole share in place of that fractional entitlement;

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

(b)	disregard that fractional entitlement;

(c)	issue a fractional share certificate;

(d)	make a cash payment in satisfaction of that fractional entitlement;

(e)	vest cash in trustees on trust for that member as the Board thinks fit; or

(f)	make (or authorise any person to make) an agreement for the issue to a third person of shares (credited as fully paid up) representing that fractional entitlement and any other fractional entitlements which the Board is empowered to deal with. Such agreement may provide for the sale of those shares by that third person and the payment of the proceeds of sale to the members concerned.

(3)	So far as the Statutes allow, the Directors may treat shares of a member in certificated form and in uncertificated form as separate holdings in giving effect to subdivisions and/or consolidations and may cause any shares arising on consolidation and representing fractional entitlements to be entered in the Register as shares in certificated form where this is desirable to facilitate the sale thereof.

6.	Purchase of own shares

Subject to the provisions of the Statutes and Articles 59 and 60, the Company may purchase, or may enter into a contract under which it will or may purchase, any of its own shares of any class (including any redeemable shares) but so that if there shall be in issue any shares which are admitted to the Official List and which are convertible into equity share capital of the Company of the class proposed to be purchased, then the Company shall not purchase, or enter into a contract under which it will or may purchase, such equity shares unless either:

(a)	the terms of issue of such convertible shares include provisions permitting the Company to purchase its own equity shares or providing for adjustment to the conversion terms upon such a purchase; or

(b)	the purchase, or the contract, has first been approved by a special resolution passed at a separate meeting of the holders of such convertible shares.

7.	Reduction of capital

Subject to the provisions of the Companies Acts, the provisions of Articles 59 and 60 and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital or any capital redemption reserve, share premium account or other undistributable reserve in any way.

8.	Issue of securities

Without affecting any special rights conferred on the holders of any shares and subject to the provisions of Articles 59 to 60 (except in the case of the Equalisation Share or the Plc Special Voting Share), any shares or other securities may be issued by the Company with preferred, deferred or other special rights, obligations or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls, rights of conversion, rights of redemption (whether at the option of the holder or the Company) or otherwise, as and when the Board may determine and on any other terms the Board considers appropriate provided that the rights attaching to a class other than Ordinary Shares shall be expressed at the date of issue.

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

9.	Directors’ statutory authorisation

Subject to the provisions of the Statutes relating to authority, pre-emption rights (to the extent not disapplied in accordance with the Statutes) and otherwise and of any resolution of the Company in general meeting passed pursuant thereto, all unissued shares shall be at the disposal of the Directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

10.	Commissions on issue of shares

The Company may exercise the powers of paying commissions conferred by the Statutes to the full extent thereby permitted. The Company may also on any issue of shares pay such brokerage as may be lawful.

11.	Renunciation of allotment

The Directors may at any time after the allotment of any share but before any person has been entered in the Register in respect of shares in certificated form as the holder:

(a)	recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation; and/or

(b)	allow the rights represented thereby to be one or more participating securities, in each case upon and subject to such terms and conditions as the Directors may think fit to impose.

12.	Non-recognition of equitable or other interests

Except as required by law or these Articles, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognise any equitable, contingent, future or partial interest in any share, or any interest in any fractional part of a share, or (except only as by these Articles or by law otherwise provided) any other right in respect of any share, except an absolute right to the entirety thereof in the holder.

FORM OF HOLDING OF SHARES

13.	Certificates

The Board may determine to issue certificates for shares or other securities of the Company, to cancel any certificates in issue and to replace lost, destroyed or defaced certificates in issue on the basis and in the form it thinks fit.

14.	Not used

15.	Not used

JOINT HOLDERS

16.	Joint holders

Where two or more persons are registered as the holders of any share, they hold the share subject to the following provisions:

(a)	(Number of holders) the Company is not bound to register more than four persons as the holders of the share (except in the case of personal representatives);

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

(b)	(Liability for payments) the joint holders of the share are liable severally as well as jointly in respect of all payments which ought to be made in respect of the share;

(c)	(Death of joint holder) on the death of any one of the joint holders, the remaining joint holders are the only persons recognised by the Company as having any title to the share but the Board may require evidence of death and the estate of the deceased holder is not released from any liability in respect of the share;

(d)	(Power to give receipt) any one of the joint holders may (and, in any case where two or more persons are jointly entitled to a share in consequence of the death or bankruptcy of the holder or otherwise by operation of law, any one of those persons jointly entitled may) give a receipt for any dividend, bonus or return of capital payable to the joint holders;

(e)	(Notices and certificates) only the person whose name appears first in the Register as one of the joint holders of the share is entitled, if the Company determines to issue certificates for shares, to delivery of a certificate relating to the share or to receive notices from the Company and any notice given to that person is notice to all the joint holders;

(f)	(Votes of joint holders) any one of the joint holders may vote at any meeting of the Company either personally or by properly authorised representative, proxy or attorney, in respect of the share as if that joint holder was solely entitled to the share. If more than one of the joint holders are present at any meeting personally or by properly authorised representative, proxy or attorney, the joint holder who is present whose name appears first in the Register in respect of the share is entitled alone to vote in respect of the share.

CALLS ON SHARES

17.	Power to make calls

(1)	Subject to the terms on which any shares may have been issued, the Board may make calls on the shareholders in respect of all moneys unpaid on their shares. Each shareholder (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) is liable to pay the amount of each call in the manner, at the time and at the place specified by the Board. Calls may be made payable by instalments.

(2)	A call is considered to have been made at the time when the resolution of the Board authorising the call was passed. The call may be revoked or postponed at the discretion of the Board at any time prior to the date on which payment in respect of the call is due. The non-receipt of a notice of any call by, or the accidental omission to give notice of any call to, any shareholder does not invalidate the call.

18.	Voting restrictions—unpaid calls

No shareholder shall, unless the Directors otherwise determine, be entitled in respect of any share held by him to vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings if any call or other sum presently payable by him to the Company in respect of that share remains unpaid.

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

19.	Interest on overdue amounts

If any sum payable in respect of a call is not paid on or before the date for payment, the shareholder from whom the sum is due is to pay interest on the unpaid amount from the due date to the date of payment at the rate the Board determines. The Board may waive the whole or part of any interest paid or payable under this Article.

20.	Power to differentiate between holders

The Board may make arrangements on the allotment of shares for a difference between the holders of those shares in the amount of calls to be paid and the time of payment of the calls.

21.	Instalments; Payment of calls in advance

(1)	Any sum which by the terms of issue of a share becomes payable upon issue or at any fixed date shall for all the purposes of these Articles be deemed to be a call duly made and payable on the date on which by the terms of allotment the same becomes payable. In case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

(2)	The Board may if it thinks fit receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon the shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made and upon the money so received (until and to the extent that the same would but for such advance become payable) the Company may pay interest at such rate as the member paying such sum and the Board may agree.

FORFEITURE AND LIEN

22.	Notice requiring payment of sums payable

(1)	If any shareholder fails to pay any sum payable on or in respect of any shares (including money payable on issue, calls or instalments) on or before the day for payment, the Board may serve a notice on the shareholder requiring that shareholder to pay the sum together with interest accrued and all expenses incurred by the Company by reason of the non-payment. The notice may be served at any time whilst any part of the sum remains unpaid.

(2)	The notice referred to in Article 22(1) must state a day on or before which the sum, interest and expenses (if any) are to be paid and the place where payment is to be made. The notice is also to state that, if payment is not made by the time and at the place specified, the shares in respect of which the sum is payable are liable to be forfeited.

23.	Forfeiture on non-compliance with notice

(1)	If there is non-compliance with the requirements of any notice given under Article 22(1), any shares in respect of which the notice has been given may be forfeited by a resolution of the Board passed at any time after the time specified in the notice for payment. The forfeiture is to include all dividends, interest and other moneys payable by the Company in respect of the forfeited shares and not actually paid before the forfeiture.

(2)	When any share is forfeited, notice of the resolution of the Board is to be given to the shareholder in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture and the date of forfeiture is to be made in the Register. Failure to give notice or make the entry as required by this Article does not invalidate the forfeiture.

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

24.	Surrender of shares

Subject to the Statutes, the Board may, in its discretion, accept the surrender of any share. Any shares surrendered may be sold or re-issued in the same manner as forfeited shares.

25.	Disposal of forfeited shares

Any forfeited share is considered to be the property of the Company and the Board may sell or otherwise dispose of or deal with the share in any manner it thinks fit and with or without any money paid on the share by any former holder being credited as paid up. At any time before any forfeited share is sold or otherwise disposed of, the Board may annul the forfeiture of the share on any condition it thinks fit.

26.	Liability despite forfeiture

Any shareholder whose shares have been forfeited is, despite the forfeiture, liable to pay and must immediately pay to the Company all sums of money, interest and expenses owing on or in respect of the forfeited shares at the time of forfeiture, together with expenses and interest from that time until payment at the rate the Board determines. The Board may enforce the payment or waive the whole or part of any sum paid or payable under this Article as it thinks fit.

27.	Company’s lien

The Company has a first and paramount lien on every share (not being a fully paid share) for unpaid calls, instalments, interest due in relation to any calls or instalments and any amounts the Company is required by law to pay on the share. The lien extends to the proceeds of sale of the share and to all dividends and bonuses declared in respect of the share but, if the Company registers a transfer of any share on which it has a lien without giving the transferee notice of any claim it may have at that time, the share is discharged from the lien of the Company in respect of that claim. Subject to the provisions of the Statutes, the Board may do all things it considers appropriate to protect or enforce any lien.

28.	Sale of shares to enforce lien

For the purpose of enforcing a lien, the Board may sell the shares which are subject to the lien (and in respect of which an amount is due to the Company but unpaid) in any manner it thinks fit and with or without giving any notice to the shareholder in whose name the shares are registered.

29.	Title of shares forfeited or sold to enforce lien

(1)	In a sale or a re-issue of forfeited shares or in the sale of shares to enforce a lien, an entry in the Board’s minute book that the shares have been forfeited, sold or re-issued in accordance with these Articles is sufficient evidence of that fact as against all persons entitled to the shares immediately before the forfeiture, sale or reissue of the shares. The Company may receive the purchase money or consideration (if any) given for the shares on any sale or re-issue.

(2)	In a sale or re-issue, a certificate signed by a Director or the Secretary to the effect that the shares have been forfeited and the receipt of the Company for the price of the shares constitutes a good title to them.

(3)	In a sale, the Board may appoint a person to execute, or may otherwise effect, a transfer in favour of the person to whom the shares are sold.

(4)	On the issue of the receipt or the transfer being executed or otherwise effected the person to whom the shares have been re-issued or sold is to be registered as the holder of the shares, discharged from all calls or other money due in respect of the shares prior to the reissue or purchase and that person is

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

not bound to see to the regularity of the proceedings or to the application of the purchase money or consideration; nor is that person’s title to the shares affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or re-issue.

(5)	The net proceeds of any sale or re-issue are to be applied first in payment of all costs of or in relation to the enforcement of the lien or the forfeiture (as the case may be) and of the sale or re-issue, next in satisfaction of the amount in respect of which the lien exists as is then payable to the Company (including interest) and the residue (if any) paid to, or at the direction of, the person registered as the holder of the shares immediately prior to the sale or re-issue or to the person’s executors, administrators or assigns on the production of any evidence as to title required by the Board.

30.	Payments by the Company

(1)	Article 30(2) applies if any law of any place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment or empowers any government or authority to require the Company to make any payment in respect of any securities held either jointly or solely by any holder or in respect of any transfer of those securities or in respect of any interest, dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to the holder by the Company on or in respect of any securities or for or on account or in respect of any holder of securities, whether because of:

(a)	the death of the holder;

(b)	the non-payment of any income tax or other tax by the holder;

(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the holder or the trustee, executor or administrator of that holder or by or out of the holder’s estate;

(d)	any assessment of income tax against the Company in respect of interest or dividends paid or payable to the holder; or

(e)	any other act or thing.

(2)	In each case referred to in Article 30(1):

(a)	the Company is to be fully indemnified from all liability by the holder or the holder’s personal representative and by any person who becomes registered as the holder of the securities on the distribution of the deceased holder’s estate;

(b)	the Company has a lien on the securities for all moneys paid by the Company in respect of the securities under or in consequence of any law;

(c)	the Company has a lien on all dividends, bonuses and other moneys payable in respect of the securities registered in the Register as held either jointly or solely by the holder for all moneys paid or payable by the Company in respect of the securities under or in consequence of any law, together with interest at a rate the Board may determine from the date of payment to the date of repayment, and may deduct or set off against any dividend, bonus or other moneys payable any moneys paid or payable by the Company together with interest;

(d)	the Company may recover as a debt due from the holder or the holder’s personal representative or any person who becomes registered as the holder of the securities on the distribution of the deceased holder’s estate, any moneys paid by the Company under or in consequence of any law which exceed any dividend, bonus or other money then due or payable by the Company to the holder together with interest at a rate the Board may determine from the date of payment to the date of repayment; and

Articles of Association incorporating the amendments approved by shareholders at the 2005, 2007 and 2008 Annual General Meetings

Articles of Association of BHP Billiton Plc

(e)	if any money is paid or payable by the Company under any law, the Company may refuse to register a transfer of any securities by the holder or the holder’s personal representative until the money and interest is set off or deducted or, where the money and interest exceeds the amount of any dividend, bonus or other money then due or payable by the Company to the holder, until the excess is paid to the Company.

Nothing in this Article affects any right or remedy which any law confers on the Company and any right or remedy is enforceable by the Company against the holder or the holder’s personal representative.

VARIATION OF RIGHTS

31.	Variation of class rights

(1)	Subject to Articles 59 to 60, whenever the capital of the Company is divided into different classes of shares, the special rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated by a special resolution approving the proposed variation or abrogation passed by the Company and:

(a)	a special resolution passed at a separate meeting of the holders of the issued shares of the class affected; or

(b)	with the written consent of members with at least 75% of the votes in the class affected.

(2)	No approval or consent shall be required in respect of the redemption of any redeemable preference shares in accordance with the terms of issue.

(3)	All the provisions of these Articles as to general meetings of the Company shall, with any necessary amendments, apply to any such separate meeting, but so that:

(i)	the necessary quorum shall be two or more persons entitled to vote and holding or representing by proxy in aggregate not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), except at an adjourned meeting where one holder entitled to vote and present in person or by proxy shall be a quorum (irrespective of the number of shares held);

(ii)	subject to any rights or restrictions attached to any class of shares, every holder of shares of the class present in person or by proxy and entitled to vote shall be entitled on a poll to one vote for every share of the class held; and

(iii)	any holder of shares of the class present in person or by proxy and entitled to vote may demand a poll.

(4)	This Article 31 shall apply to the variation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class and their special rights were to be varied.

32.	Matters not constituting variation of rights

The special rights attached to any class of shares having preferential rights shall not unless otherwise expressly provided by the terms of issue thereof be deemed to be varied by (a) the creation or issue of further shares ranking as regards participation in the profits or assets of the Company in some or all respects pari passu therewith but in no respect in priority thereto or (b) the purchase by the Company of any of its own shares.

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TRANSFER OF SECURITIES

33.	Form of transfer

(1)	All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only. The instrument of transfer shall be signed by or on behalf of the transferor and (except in the case of fully-paid shares) by or on behalf of the transferee. The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the Register in respect thereof.

(2)	All transfers of shares which are in uncertificated form may be effected by means of a relevant system.

34.	Balance certificate

Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and, to the extent that the balance is to be held in certificated form, a new certificate for the balance of such shares issued in lieu without charge.

35.	Right to refuse registration

(1)	The Directors may decline to recognise any instrument of transfer relating to shares in certificated form unless it is in respect of only one class of share and is lodged (duly stamped if required) at the Transfer Office accompanied by the relevant share certificate(s) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do). In the case of a transfer of shares in certificated form by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange the lodgement of share certificates will only be necessary if and to the extent that certificates have been issued in respect of the shares in question.

(2)	The Directors may, in the case of shares in certificated form, in their absolute discretion refuse to register any transfer of shares (not being fully-paid shares) provided that, where any such shares are admitted to the Official List, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis.

(3)	The Directors may also refuse to register an allotment or a transfer of shares (whether fully paid or not) in favour of more than 4 persons jointly.

(4)	If the Directors refuse to register an allotment or transfer they shall within two months after the date on which:

(a)	the letter of allotment or transfer was lodged with the Company (in the case of shares held in certificated form); or

(b)	the Operator-instruction was received by the Company (in the case of shares held in uncertificated form),

send to the allottee or transferee notice of the refusal.

(5)	The Directors shall decline to register any transfer of the Special Voting Share unless the transfer has been approved in accordance with Clause 5.1 of the Voting Agreement. The Directors shall decline to register any transfer of the Equalisation Share unless the transfer is to a member of the Limited Group or a trustee for the benefit of a member or members of the Limited Group.

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36.	Retention of transfers

All instruments of transfer which are registered may be retained by the Company.

37.	No fee on registration

No fee will be charged by the Company in respect of the registration of any transfer or other document relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

38.	Closure of Register

The registration of transfers may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Directors may from time to time determine and either generally or in respect of any class of shares, except that, in respect of any shares which are participating securities, the Register shall not be closed without the consent of the Operator.

39.	Branch Register

Subject to and to the extent permitted by the Statutes, the Company, or the Directors on behalf of the Company, may cause to be kept in any territory a branch register of members resident in such territory, and the Directors may make and vary such regulations as they may think fit respecting the keeping of any such register.

40.	Further Provisions on Shares in Uncertificated Form

(1)	Subject to the Statutes and the rules (as defined in the Uncertificated Securities Rules), the Directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of a relevant system or that shares of any class should cease to be held and transferred as aforesaid.

(2)	The provisions of these Articles shall not apply to shares of any class which are in uncertificated form to the extent that such Articles are inconsistent with:

(a)	the holding of shares of that class in uncertificated form;

(b)	the transfer of title to shares of that class by means of a relevant system; or

(c)	any provision of the Uncertificated Securities Rules.

For the purpose of effecting any actions by the Company, the Directors may determine that holdings of the same member in uncertified form and in certificated form shall be treated as separate holdings.

TRANSMISSION OF SECURITIES

41.	Transmission on death

The personal representative of a deceased shareholder (who is not one of several joint holders) is the only person recognised by the Company as having any title to securities registered in the name of the deceased shareholder. Subject to compliance by the transferee with these Articles, the Board may register any transfer effected by a shareholder prior to the shareholder’s death despite the Company having notice of the shareholder’s death.

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42.	Election of persons entitled by transmission

A person (a transmittee) who satisfies the Board that the right to any securities has devolved on the transmittee by will or by operation of law may be registered as a shareholder in respect of the securities or may (subject to the provisions in these Articles relating to transfers) transfer the securities. The Board has the same right to refuse to register the transmittee as if the transmittee was the transferee named in an ordinary transfer presented for registration.

43.	Rights of persons entitled by transmission

Save as otherwise provided by or in accordance with these Articles, a person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall (upon supplying to the Company such evidence as the Directors may reasonably require to show his title to the share) be entitled to the same dividends and other advantages as those to which he would be entitled if he were the registered holder of the share.

UNTRACED SHAREHOLDERS

44.	Untraced Shareholders

(1)	The Company shall be entitled to sell at the best price reasonably obtainable at the time of sale the shares of a member or the shares to which a person is entitled by virtue of transmission on death or bankruptcy or otherwise by operation of law if and provided that:

(a)	during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares have become payable and no dividend in respect of those shares has been claimed; and

(b)	the Company shall on expiry of such period of 12 years have inserted advertisements in both a national newspaper and in a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected under these Articles is located giving notice of its intention to sell the said shares; and

(c)	during the period of three months following the publication of such advertisements the Company shall have received no communication from such member or person; and

(d)	notice shall have been given to the London Stock Exchange of its intention to make such sale.

(2)	To give effect to any such sale the Company may appoint any person to transfer, as transferor, the said shares and such transfer shall be as effective as if it had been carried out by the registered holder of or person entitled by transmission to such shares and the title of the transferee shall not be affected by any irregularity or invalidity in the proceedings relating thereto. The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount which shall be a permanent debt of the Company. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

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GENERAL MEETINGS

45.	Calling of general meetings

(1)	The Board may, and shall on requisition in accordance with the Statutes, call a general meeting of the Company to be held at the time and place or places and in the manner determined by the Board. No shareholder may convene a general meeting of the Company except where entitled under the Statutes to do so. By resolution of the Board any general meeting may be cancelled or postponed prior to the date on which it is to be held, except where the cancellation or postponement would be contrary to the Statutes. The Board may give notice of a cancellation or postponement as it thinks fit but any failure to give notice of cancellation or postponement does not invalidate the cancellation or postponement or any resolution passed at a postponed meeting.

(2)	Any Director may convene a general meeting whenever the Director thinks fit. A Director may cancel by notice in writing to all members any meeting convened by that Director under this Article 45(2).

46.	Length of notice for General Meetings

An annual general meeting and any general meeting at which it is proposed to pass a special resolution or (save as provided by the Statutes) a resolution of which special notice has been given to the Company, shall be called by 21 days’ notice in writing at the least and any other general meeting by 14 days’ notice in writing at the least. The period of notice shall in each case be exclusive of the day on which it is served or deemed to be served and of the day on which the meeting is to be held and shall be given in manner hereinafter mentioned to all members other than such as are not under the provisions of these Articles entitled to receive such notices from the Company provided that the Company may determine that only those persons entered on the Register at the close of business on a day determined by the Company, such day being no more than 21 days before the day that notice of the meeting is sent, shall be entitled to receive such a notice and provided also that a general meeting notwithstanding that it has been called by a shorter notice than that specified above shall be deemed to have been duly called if it is so agreed:

(a)	in the case of an annual general meeting by all the members entitled to attend and vote thereat; and

(b)	in the case of any other general meeting by a majority in number of the members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent in nominal value of the shares giving that right (excluding any shares in the Company held as treasury shares, which for this purpose shall include shares in the Company held by any member of the Limited Group).

47.	Contents of notice of general meetings

(1)	Where the Company has called a general meeting, notice of the meeting may be given in the form and manner in which the Board thinks fit. The non-receipt of a notice of any general meeting by, or the accidental omission to give notice to, any person entitled to notice, does not invalidate any resolution passed at that meeting.

(2)	For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such a person may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the Register in order to have the right to attend or vote at the meeting.

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PROCEEDINGS AT GENERAL MEETINGS

48.	Chairman

(1)	The Chairman of the Board is entitled to chair every general meeting.

(2)	If at any general meeting:

(a)	the Chairman of the Board is not present at the specified time for holding the meeting; or

(b)	the Chairman of the Board is present but is unwilling to chair the meeting,

the Deputy Chairman of the Board is entitled to chair the meeting.

(3)	If at any general meeting:

(a)	there is no Chairman of the Board or Deputy Chairman of the Board;

(b)	the Chairman of the Board and Deputy Chairman of the Board are not present at the specified time for holding the meeting; or

(c)	the Chairman of the Board and the Deputy Chairman of the Board are present but each is unwilling to chair the meeting,

the Directors present may choose another Director as Chairman of the meeting and if no Director is present or if each of the Directors present is unwilling to chair the meeting, a shareholder chosen by the shareholders present is entitled to chair the meeting.

(4)	If during any general meeting the Chairman acting under the preceding paragraphs of this Article 48 is unwilling to chair any part of the proceedings, the Chairman may withdraw as Chairman during the relevant part of the proceedings and may nominate any person who immediately before the general meeting was a Director or who has been nominated for election as a Director at the meeting to be Acting Chairman of the meeting during the relevant part of the proceedings. On the conclusion of the relevant part of the proceedings the Acting Chairman is to withdraw and the Chairman is to resume to chair the meeting.

49.	Quorum

Five shareholders present in person or by proxy constitute a quorum for a general meeting. No business may be transacted at any meeting except the election of a Chairman and the adjournment of the meeting unless the requisite quorum is present at the commencement of the business.

50.	Lack of quorum

If there is not a quorum at a general meeting within 15 minutes after the time specified in the notice of the meeting, the meeting is dissolved unless the Chairman adjourns the meeting to a date, time and place determined by the Chairman. If no quorum is present at any adjourned meeting within 15 minutes after the time for the meeting, the meeting is dissolved.

51.	Adjournment

(1)	The Chairman may and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place.

(2)	In determining whether to adjourn the meeting under paragraph (1), the Chairman shall have regard to:

(a)	any notice received of any adjournment of the Parallel General Meeting (if any); and

(b)	the impact of any adjournment on the Parallel General Meeting (if any).

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(3)	If the Chairman elects to adjourn the meeting under paragraph (1), the Chairman may decide whether to seek the approval of the meeting.

(4)	No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(5)	Subject to paragraph (6), it is not a requirement of these Articles to give notice of an adjournment or of the business to be transacted at an adjourned meeting.

(6)	The Company shall as soon as possible give notice to Limited of an adjournment and of the business to be transacted at an adjourned meeting.

(7)	Without prejudice to any other power which the chair may have under the provisions of these Articles or at law, the Chairman may, without the consent of the meeting, interrupt or adjourn a meeting from time to time and from place to place or for an indefinite period if the Chairman decides that it has become necessary to do so in order to:

(a)	secure the proper and orderly conduct of the meeting;

(b)	give all persons entitled to do so a reasonable opportunity of speaking and voting at the meeting; or

(c)	ensure that the business of the meeting is properly disposed of.

52.	Not used

53.	Conduct of General Meetings

(1)	The conduct of each general meeting of the Company and the procedures to be adopted at the meeting are as determined at, during or prior to the meeting by the Chairman.

(2)	The Chairman or a person acting with the Chairman’s authority may require any person who wishes to attend the meeting to comply with searches, restrictions or other security arrangements the Chairman or a person acting with the Chairman’s authority considers appropriate. The Chairman or a person acting with the Chairman’s authority may refuse entry to any person who does not comply with the arrangements, any person who possesses a recording or broadcasting device without the consent of the Chairman or a person acting with the Chairman’s authority, or any person who possesses an article which the Chairman or person acting with the Chairman’s authority considers to be dangerous, offensive or liable to cause disruption. At any time the Chairman considers it necessary or desirable for the proper and orderly conduct of the meeting, the Chairman may demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and if the Chairman considers it appropriate require the business, question, motion or resolution to be put to a vote of the shareholders present.

(3)	The Chairman may require the adoption of any procedures which are in the Chairman’s opinion necessary or desirable for the proper and orderly casting or recording of votes at any general meeting of the Company, whether on a show of hands or on a poll.

(4)	Any determination by the Chairman in relation to matters of procedure (including any procedural motions moved at or put to any meeting) is final.

(5)	If it appears to the Chairman that the place of the meeting specified in the notice convening a general meeting is inadequate to accommodate all persons entitled and wishing to attend, the meeting is duly constituted and its proceedings are valid if the Chairman is satisfied that adequate facilities are

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available, whether at the place of the meeting or elsewhere, to ensure that each such person who is unable to be accommodated at the place of the meeting is able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak (and be heard and be seen), whether by use of microphones, loud-speakers, audio-visual communications equipment or otherwise (whether in use when these Articles are adopted or developed subsequently).

(6)	A Director shall be entitled to attend and speak at any general meeting of the Company and at any separate meeting of the holders of any class of shares of the Company.

54.	Substantive Resolutions

(1)	The business of an annual general meeting is to consider the accounts and reports required by the Companies Acts to be laid before each annual general meeting, to elect Directors, when relevant to appoint an auditor and fix the auditor’s remuneration, and to transact any other business which, under these Articles, is required to be transacted at any annual general meeting. All other business transacted at an annual general meeting and all business transacted at other general meetings is deemed to be special. Except with the approval of the Board, with the permission of the Chairman or under the Statutes, no person may move at any meeting either any resolution or any amendment of any resolution of which notice has not been given under Article 47 or this Article 54 (as the case may be).

(2)	If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting the proceedings on the Substantive Resolution shall not be invalidated by any error in such ruling.

(3)	In the case of a Substantive Resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

(4)	Without prejudice to any other restriction on the right to move amendments to Substantive Resolutions, in the case of a Substantive Resolution duly proposed as an ordinary resolution to approve a Joint Electorate Action, no amendment to that resolution (other than a mere clerical amendment to correct a patent error or an amendment to conform such resolution to a resolution duly proposed or to be proposed at the Parallel General Meeting or an amendment to such resolution considered and approved at the Parallel General Meeting) shall be considered or voted upon unless written notice of the intention to move the amendment is received by the Company at least 48 hours prior to the time appointed for holding the relevant meeting or adjourned meeting or (in the absence of such notice) the Chairman of the meeting in the Chairman’s absolute discretion rules that the amendment shall be considered, provided that no amendment shall be considered where the Parallel General Meeting has already been held.

GENERAL VOTING AND POLL PROCEDURES

55.	Voting

(1)	The Chairman may determine that any question to be submitted to a general meeting be determined by a poll without first submitting the question to the meeting to be decided by a show of hands.

(2)	A poll may be demanded by:

(a)	not less than 5 members present in person or by proxy and entitled to vote;

(b)	a member or members present in person or by proxy and representing not less than 5 per cent of the total voting rights of all the members having the right to vote at the meeting;

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(c)	the holder of the Plc Special Voting Share; or

(d)	the Chairman.

No poll may be demanded on the election of a chairman of a meeting or, unless the Chairman otherwise determines, the adjournment of a meeting. A demand for a poll may be withdrawn. A demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

(3)	Subject to Article 56, at any general meeting a resolution (other than a procedural resolution) put to the vote of the meeting on which the holder of the Plc Special Voting Share is entitled to vote shall be decided on a poll.

(4)	Unless the Chairman makes the determination referred to in Article 55(1) or unless a poll is properly demanded or required pursuant to Articles 55(2) and (3), each question submitted to a general meeting is to be decided in the first instance by a show of hands. Unless a poll is demanded, a declaration by the Chairman that a resolution has been passed or lost is conclusive, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(5)	In the case of an equality of votes, the Chairman has, both on a show of hands and on a poll, a casting vote in addition to any votes to which the Chairman may be entitled as a shareholder, or as proxy, attorney or properly appointed representative of a shareholder.

56.	Taking a poll

(1)	If a poll is determined, demanded or otherwise required as provided in Articles 55(1), (2) and (3), it is to be taken in the manner and at the time (not being more than thirty days from the date of the meeting) and place as the Chairman directs. Any poll may, as the Chairman shall direct, close at different times for different classes of shareholders or for different shareholders of the same class entitled to vote on the relevant resolution. In the case of a poll on a resolution on which the holder of the Plc Special Voting Share is entitled to vote, the poll may remain open for so long as the Chairman may determine and, in any event, shall be kept open for such time as is necessary to allow the Parallel General Meeting of Limited to be held and for the votes attaching to the Plc Special Voting Share to be calculated and cast on such poll, although such poll may be closed earlier in respect of shares of other classes. The result of the poll is deemed to be the resolution of the meeting at which the poll was demanded. In the case of any dispute as to the admission or rejection of a vote, the Chairman’s determination in respect of the dispute is final.

(2)	A demand for a poll does not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded. A poll demanded on a question of adjournment is to be taken at the meeting and without adjournment.

(3)	The result of a poll may be announced in the manner the Chairman determines and at the time (whether during the relevant meeting or afterwards) as the Chairman considers appropriate.

57.	Special meetings

All the provisions of these Articles as to general meetings apply, with any necessary modifications, to any special meeting of any class of shareholders which may be held under the operation of these Articles or the Statutes.

58.	Not used

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VOTING RIGHTS AND PROCEDURES UNDER SHARING AGREEMENT

59.	Class Rights Actions

(1)	The following matters shall constitute Class Rights Actions if undertaken by either the Company or Limited:

(a)	the voluntary liquidation of the Company or of Limited;

(b)	amendment of the terms of, or termination of the Sharing Agreement or the Voting Agreement, the Plc Deed Poll Guarantee or the Limited Deed Poll Guarantee (other than, in the case of the Voting Agreement, any amendment to conform such agreement with the terms of the Sharing Agreement or, in the case of any of those agreements, any amendment which is formal or technical in nature and which would not be materially prejudicial to the interests of the shareholders of the Company or of Limited or is necessary to correct any inconsistency or manifest error as agreed between the Board and the Board of Limited);

(c)	any amendment to, or removal of, or the alteration of the effect of (which for the avoidance of doubt shall be taken to include the ratification of any breach of), any Plc Entrenched Provision or Limited Entrenched Provision as the case may be;

(d)	any Action requiring approval as a Class Rights Action pursuant to Clause 3.1(b) of the Sharing Agreement;

(e)	a change of the corporate status of the Company from a public limited company incorporated in England and Wales with its primary listing on the London Stock Exchange or Limited from a public company limited by shares registered under the Corporations Act with its primary listing on ASX; and

(f)	any other action or matter which the Board and the Board of Limited agree (either in a particular case or generally) should be treated as a Class Rights Action.

(2)	A Class Rights Action in respect of an action of a kind described in:

(a)	paragraphs 59(1)(a) to (c) shall require approval by special resolution;

(b)	paragraphs 59(1)(d) or (e) shall require approval by ordinary resolution or in relation to either the Company or Limited, if required by Applicable Regulation applying to the Company or Limited or by these Articles or the Limited Constitution, by special resolution of the Company or Limited, as so required; and

(c)	paragraph 59(1)(f) shall require approval by ordinary resolution or in relation to either the Company or Limited, if required by Applicable Regulation applying to the Company or Limited or by these Articles or the Limited Constitution or if considered appropriate by the Board and the Board of Limited, by special resolution of the Company or Limited, as so required, in each case in accordance with the Class Rights Procedure (and the type of resolution specified above shall be referred to in these Articles as the “Required Resolution”).

(3)	Subject to Article 59(4), a Class Rights Action shall require the approval by a Required Resolution of the shareholders of both the Company and Limited, in each case, at a meeting at which the holders of Ordinary Shares and the holder of the Special Voting Share are entitled to vote as a single class on a poll. In relation to such a resolution proposed at a shareholders meeting of the Company, if the

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proposed action has not, by the time of the closing of the poll, been approved by a Required Majority of the holders of the Limited Ordinary Shares, the holder of the Plc Special Voting Share shall have sufficient votes to defeat such resolution, as provided in Article 61(2). The holder of the Plc Special Voting Share shall otherwise not be entitled to vote in relation to that resolution.

(4)	Where an action requiring approval as a Class Rights Action would not otherwise require approval of the shareholders of the Benefited Party, the Benefited Party shall not be required to convene a meeting for the purposes of Article 59(3) and the Class Rights Action shall be approved if the holder of the Special Voting Share in the Benefited Party has given its written consent to the action, which consent shall only be given following the passing of a resolution by the Required Majority of the holders of Ordinary Shares of the Affected Party.

In this Article 59(4), “Benefited Party” means such one of Limited or the Company whose holders of Ordinary Shares would benefit from a proposed action relative to the holders of Ordinary Shares in the other company (“Affected Party”).

60.	Joint Electorate Actions

(1)	Resolutions of the holders of Plc Ordinary Shares shall be subject to the Joint Electorate Procedure if they relate to the following matters:

(a)	the appointment, removal or re-election of any Director or any director of Limited or both of them;

(b)	the receipt or adoption of the annual accounts of the Company or Limited, or both of them, or accounts prepared on a combined basis;

(c)	a change of name by the Company or Limited or both of them;

(d)	the appointment or removal of the auditors of the Company or Limited or both of them;

(e)	any proposed acquisition or disposal or other transaction of the kinds referred to in Chapters 10 and 11 of the UKLA Listing Rules or Chapters 10 and 11 of the ASX Listing Rules which (in any case) is required under such Applicable Regulation to be authorised by holders of Ordinary Shares;

(f)	a matter referred to in clause 7.2 or 7.3 of the Sharing Agreement;

(g)	any matter considered by shareholders at an annual general meeting (or at a general meeting held on the same day as an annual general meeting); and

(h)	any other matter which the Board and the Board of Limited decide (either in a particular case or generally) should be approved under the Joint Electorate Procedure.

If a particular matter falls both within Article 59(1) and this Article 60(1), then it shall be treated as a Class Rights Action falling exclusively within Article 59(1).

(2)	A Joint Electorate Action shall require approval by both:

(a)	an ordinary resolution (or a special resolution if required by the Limited Constitution or Applicable Regulation) of the votes cast by the holders of the Limited Ordinary Shares and the holder of the Limited Special Voting Share, voting as a single class; and

(b)	an ordinary resolution (or a special resolution if required by these Articles or Applicable Regulation) of the votes cast by the holders of the Plc Ordinary Shares and the holder of the Plc Special Voting Share, voting as a single class.

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(3)	For the purposes of Article 59 and this Article 60 only, the expression “special resolution” shall include any resolution of the shareholders of the Company or of Limited where Applicable Regulation or either Constitution so requires, so as to approve the relevant resolution, an affirmative vote with a majority greater than that required for an ordinary resolution and in any particular case shall mean such majority as is so required.

VOTES OF MEMBERS

61.	Votes attaching to shares

(1)	Subject to Article 47 and to any special rights or restrictions as to voting attached by or in accordance with these Articles to any class of shares:

(a)	on a show of hands:

(i)	subject to paragraphs (iii) and (iv), each shareholder present in person or by proxy, representative or attorney (except the holder of the Plc Special Voting Share) has one vote;

(ii)	the holder of the Plc Special Voting Share shall not be entitled to vote;

(iii)	where a shareholder has appointed more than one person as representative, proxy or attorney for that shareholder, the multiple proxies taken together should have at least the same number of votes on a show of hands as the member who appointed them would have if he were present at the meeting;

(iv)	where a person is entitled to vote in more than one capacity, that person is entitled only to one vote; and

(b)	subject to Article 61(1)(c), on a poll:

(i)	every member who is present in person or by proxy (except the holder of the Plc Special Voting Share) shall have:

(A)	one vote for each fully paid share of which he is the holder; and

(B)	for each partly-paid share, such proportion (the “Relevant Proportion”) of the votes attached to a fully-paid share as would mean that the Relevant Proportion is the same as the proportion that the amount paid up or agreed to be considered as paid up on the total issue price of that share at the time the poll is taken bears to the total issue price of the share;

(ii)	and the holder of the Plc Special Voting Share shall have the Specified Number (as defined in Article 62) of votes.

(c)	on a poll, votes may be given either personally or by proxy (unless the Board has approved other means (including electronic) for the casting and recording of votes by shareholders) and a person entitled to more than one vote need not use all that person’s votes or cast all the votes in the same way.

(2)	The holders of the cumulative Preference Shares shall, by virtue of and in respect of their holdings of cumulative Preference Shares, have the right to receive notice of any general meeting of the Company and to attend, speak and vote at a general meeting of the Company only:

(a)	if and when, at the date of the notice convening such meeting, the Preferential Dividend on such shares is six months or more in arrears; or

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(b)	if a resolution is to be proposed abrogating, varying or modifying any of the rights or privileges of the holders of the cumulative Preference Shares or for the winding up of the Company, in which case they shall only be entitled to vote on such resolution.

62.	Specified Number

(1)	The holder of the Plc Special Voting Share shall be entitled to attend at any General Meeting and, subject to the provisions below, to cast on a poll the Specified Number (as set out below) of votes some of which may be cast for and others against any resolution in such numbers as the holder may determine.

(2)	(Joint Electorate Actions) The Specified Number of votes in relation to a resolution of the Company on a Joint Electorate Action shall be the total number of votes validly cast on the poll on the equivalent resolution at the Parallel General Meeting of Limited (other than those cast in respect of Limited Excess Shares) multiplied by the Equalisation Fraction in effect at the time of such General Meeting rounded up to the nearest whole number.

(3)	(Class Rights Actions) On any resolution to approve a Class Rights Action the Specified Number of votes shall be equal to 34 per cent. (in relation to an action to be approved by special resolution) and 67 per cent. (in relation to an action to be approved by ordinary resolution) in each case, of the aggregate number of votes attaching to all classes of issued shares in the Company which could be cast on such resolution (rounded up to the next whole number).

(4)	(Procedural Resolutions) On any procedural resolution in relation to or affecting a resolution relating to a Joint Electorate Action put to a General Meeting at which a Joint Electorate Action is to be considered, the Specified Number of votes which may be cast shall be the greatest number of votes cast on any equivalent resolution on a Joint Electorate Action at the Parallel General Meeting of Limited or, if the General Meeting of Limited has not been held and such votes counted by the beginning of the relevant General Meeting, the greatest number of such votes as are authorised to be so cast upon proxies lodged with Limited by such time as the Chairman may determine, in each case, multiplied by the Equalisation Fraction in effect at the time of such General Meeting and rounded up to the nearest whole number.

(5)	(Other decisions) The Specified Number of votes that may be cast on all other decisions shall be zero.

The Plc Special Voting Share shall not entitle its holder to vote on any show of hands.

63.	Not used

64.	Restriction on voting in particular circumstances

(1)	Not used.

(2)	If any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under Section 793 of the Companies Act 2006 and is in default for a period of 14 days in supplying to the Company the information thereby required, then (unless the Directors otherwise determine) in respect of:

(a)	the shares comprising the shareholding account in the Register which comprises or includes the shares in relation to which the default occurred (all or the relevant number as appropriate of such shares being the “default shares”, which expression shall include any further shares which are issued in respect of such shares); and

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(b)	any other shares held by the member,

the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred other than pursuant to an approved transfer or pursuant to Article 64(3)(b) below be entitled to attend or vote either personally or by proxy at a shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.

(3)	Where the default shares represent 0.25 per cent or more of the issued shares of the class in question, the Directors may in their absolute discretion by notice (a “direction notice”) to such member direct that:

(a)	any dividend or part thereof or other money which would otherwise be payable in respect of the default shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member and the member shall not be entitled to elect to receive shares in lieu of dividend; and/or

(b)	no transfer of any of the shares held by such member shall be registered unless the transfer is an approved transfer, or:

(i)	the member is not himself in default as regards supplying the information required; and

(ii)	the transfer is of part only of the member’s holding and, when presented for registration, is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry the member is satisfied that none of the shares the subject of the transfer are default shares, provided that, in the case of shares in uncertificated form, the Directors may only exercise their discretion not to register a transfer if permitted to do so by the Uncertificated Securities Rules.

Any direction notice may treat shares of a member in certificated and uncertificated form as separate holdings and either apply only to the former or to the latter or make different provision for the former and the latter. Upon the giving of a direction notice its terms shall apply accordingly.

(4)	The Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

(a)	Save as herein provided any direction notice shall have effect in accordance with its terms for so long as the default in respect of which the direction notice was issued continues and shall cease to have effect thereafter upon the Directors so determining (such determination to be made within a period of one week of the default being duly remedied with written notice thereof being given forthwith to the member).

(b)	Any direction notice shall cease to have effect in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with Article 64(3)(b) above.

(5)	For the purposes of this Article:

(a)	a person shall be treated as appearing to be interested in any shares if the member holding such shares has been served with a notice under the said Section 793 and either (i) the member has named such person as being so interested or (ii) (after taking into account the response of the member to the said notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares; and

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(b)	a transfer of shares is an approved transfer if:

(i)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of a takeover offer (as defined in Section 974 of the Companies Act 2006); or

(ii)	the Directors are satisfied that the transfer is made pursuant to a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the member or with any person appearing to be interested in such shares including any such sale made through the London Stock Exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded. For the purposes of this sub-paragraph any associate (as that term is defined in Section 435 of the Insolvency Act 1986) shall be included amongst the persons who are connected with the member or any person appearing to be interested in such shares.

(6)	The provisions of this Article are in addition and without prejudice to the provisions of the Companies Acts. In particular, this Article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the Company arising from any failure by any person to give any information required by a statutory notice within the time specified in it. For the purpose of this Article a statutory notice need not specify the relevant period, and may require any information to be given before the expiry of the period of 14 days following service of the statutory notice.

65.	Not used

66.	Voting by guardian

Where a guardian, receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such guardian, receiver or other person on behalf of such member to vote in person or by proxy at any shareholders’ meeting or to exercise any other right conferred by membership in relation to shareholders’ meetings.

67.	Validity and result of vote

(1)	No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

(2)	Unless a poll is taken, a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the minute book, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded for or against such resolution.

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PROXIES AND CORPORATE REPRESENTATIVES

68.	Proxies

(1)	An instrument appointing a proxy shall be in writing in any usual or common form or in any other form which the Directors may approve and:

(a)	in the case of an individual shall be signed by the appointor or his attorney; and

(b)	in the case of a corporation shall be either given under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation.

The signature on such instrument need not be witnessed.

(2)	The appointment of a proxy must:-

(i)	in the case of an appointment made in hard copy form, be received at the office (or such other place in the United Kingdom as may be specified by the Company for the receipt of appointments of proxy in hard copy form) not less than 48 hours (or such shorter time as the Board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the Board) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the Board;

(ii)	in the case of an appointment made by electronic means, be received at the address specified by the Company for the receipt of appointments of proxy by electronic means not less than 48 hours (or such shorter time as the Board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which such an appointment is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the Board, must, if required by the Board, be received at such address or at the office (or such other place in the United Kingdom as may be specified by the Company for the receipt of such documents) not less than 48 hours (or such shorter time as the Board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

(iii)	in the case of a poll taken more than 48 hours after it was demanded, be received as aforesaid not less than 24 hours (or such shorter time as the Board may determine) before the time appointed for the taking of the poll;

(iv)	in the case of a poll taken following the conclusion of a meeting or adjourned meeting but not more than 48 hours after it was demanded, be received as aforesaid before the end of the meeting at which it was demanded (or at such later time as the Board may determine), and the appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is sent in electronic form as provided in these articles, but because of a technical problem it cannot be read by the recipient.

(3)	The Board may at its discretion determine that in calculating the periods mentioned in this article no account shall be taken of any part of a day that is not a working day.

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(4)	Where the Company receives an instrument appointing a proxy within the time specified in Article 68(2) and the Company considers that the instrument has not been duly executed, the Company may in its discretion:

(a)	return the instrument appointing the proxy to the appointing shareholder; and

(b)	request that the shareholder duly execute the instrument and return it to the Company within the time specified for receipt of proxies in accordance with Article 68(2).

The instrument appointing a proxy will be valid if the duly executed instrument is returned to the Company within the time determined under Article 68(2).

(5)	Where the Company receives an instrument appointing a proxy that is unclear or incomplete (other than in the circumstances contemplated in Article 68(4)):

(a)	the Company may clarify with a shareholder any instruction on the instrument which is received by the Company by written or verbal communication and may, at its discretion, amend or complete the contents of the instrument to reflect any clarification in instruction;

(b)	the shareholder is taken to have appointed the Company as its attorney for the purpose of making any insertion or amendment in accordance with this Article 68(5); and

(c)	the instrument will be valid if received by the Company within the time prescribed by Article 68(2), notwithstanding that it was completed or amended under this Article 68(4) after that time.

(6)	The instrument appointing a proxy shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates.

(7)	A proxy received from the holder of the Plc Special Voting Share will be valid if it is received before the closing of a poll to which it relates.

69.	Validity, revocation

(1)	The validity of any resolution is not affected by the failure of any proxy or attorney to vote in accordance with instructions (if any) of the appointing shareholder.

(2)	A vote given in accordance with the terms of a proxy or power of attorney is valid despite the previous death or mental incapacity of the appointing shareholder, revocation of the proxy or power of attorney or transfer of the shares in respect of which the vote is given, unless notice in writing of the death, mental incapacity, revocation or transfer has been received at the Office at least 48 hours before the relevant meeting or adjourned meeting.

(3)	A proxy is not rendered ineffective by reason only of the adjournment of the meeting in respect of which the proxy is appointed.

(4)	A proxy is not revoked by the appointing shareholder attending and taking part in the meeting, unless the appointing shareholder votes at the meeting on the resolution for which the proxy is proposed to be used.

70.	Not used

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71.	Rights of proxy

A proxy appointed to attend and vote for a member has the same rights as the member:

(a)	to speak at the meeting;

(b)	to vote (but only to the extent allowed by the appointment); and

(c)	to join in a demand for a poll.

72.	Attorneys of shareholders

By properly executed power of attorney, any shareholder may appoint an attorney to act on the shareholder’s behalf at all or certain specified meetings of the Company and such attorney shall be recognised as a person present at that meeting. Before the attorney is entitled to act under the power of attorney, the power of attorney or proof of the power of attorney to the satisfaction of the Board must be produced for inspection at the Office or any other place the Board may determine together, in each case, with evidence of the due execution of the power of attorney as required by the Board. The attorney may be authorised to appoint a proxy for the shareholder granting the power of attorney.

73.	Not used

DIRECTORS

74.	Number of Directors

Unless and until otherwise decided by ordinary resolution, the number of Directors (not including alternate Directors) shall be not less than eight and not more than twenty. All Directors are required to be natural persons.

75.	Not used

76.	Remuneration of non-executive Directors

As remuneration for services each non-executive Director (other than an alternate Director) is to be paid out of the funds of the Company a sum determined by the Board payable at the time and in the manner determined by the Board but the aggregate remuneration paid to all the non-executive Directors in any year together with remuneration paid to those non-executive directors by Limited for their services may not exceed A$3 million or such higher amount fixed by the Company in general meeting. The expression remuneration in this Article does not include any amount which may be paid by the Company under Articles 77, 78, 79 or 146 or by Limited under Rules 77, 78, 79 or 146 of its Constitution.

77.	Remuneration of Directors for extra services

Any Director who serves on any committee, or who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director or who, at the request of the Board, engages in any journey on the business of the Company, may be paid extra remuneration as determined by the Board.

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78.	Travelling and other expenses

Every Director is, in addition to any other remuneration provided for in these Articles, entitled to be paid from Company funds all reasonable travel, accommodation and other expenses incurred by the Director in attending meetings of the Company or of the Board or of any Committees or while engaged on the business of the Company.

79.	Retirement benefits

The Directors shall have power to pay and agree to pay gratuities, pensions or other retirement, superannuation, death or disability benefits to (or to any person in respect of) any person who is or has been at any time a Director of the Company or in the employment or service of the Company or Limited or of any company which is or was a subsidiary of or associated with the Company or Limited. For the purpose of providing such gratuities, pensions or other benefits, the Company may contribute to any scheme or fund or pay such premiums as the Directors think fit.

80.	Appointment and remuneration of executive Directors

(1)	The Directors or any committee authorised by the Board may from time to time appoint any Director to be the holder of any executive office on such terms and for such period as they may determine and, without prejudice to any claim for damages for breach of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

(2)	Subject to the Statutes, a Director appointed to hold employment or executive office with the Company or Limited shall be appointed on such terms as to remuneration (whether by salary, commission, participation in profits or otherwise) as may be determined by the Board or any committee authorised by the Board.

81.	Powers of Directors

The Board may entrust to and confer upon any Director any of the powers exercisable under these Articles by the Board as it thinks fit and upon such terms and conditions and with such restrictions as it thinks appropriate but the conferring of powers by the Board on a Director does not exclude the exercise of those powers by the Board, and the Board may from time to time revoke, withdraw, alter or vary all or any of such powers.

APPOINTMENT AND RETIREMENT OF DIRECTORS

82.	Not used

83.	Retirement by rotation

(1)	At every annual general meeting, one-third of the Directors or, if their number is not a multiple of three, then the number nearest to but not less than one-third must retire from office.

(2)	A Director who is required to retire under Article 83(1) retains office until the later of the end of the meeting at which the Director retires and the end of the Parallel General Meeting.

(3)	Subject to Articles 82(4) and 88, the Directors to retire under Article 83(1) are those longest in office since last being elected. As between Directors who were elected on the same day the Directors to retire are (in default of agreement between them) determined by lot. The length of time a Director has been in office is calculated from the Director’s last election or appointment. A retiring Director is eligible for re-election.

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(4)	Not used.

(5)	Without prejudice to the foregoing, a Director must retire from office at the conclusion of the third annual general meeting after which the Director was elected or re-elected.

84.	Not used

85.	Re-election of retiring Director

(1)	At the meeting at which a Director retires under any provision of these Articles, the Company may by ordinary resolution approved in accordance with Articles 59 to 60 fill the office being vacated by electing to that office the retiring Director or some other person eligible for election.

(2)	Notwithstanding Article 83(3), if a retiring Director is re-elected in accordance with Article 85(1) the retiring Director will continue in office without a break.

(3)	If:

(a)	prior to the commencement of any general meeting the office of a Director has become vacant;

(b)	that office remains vacant at the commencement of that general meeting; and

(c)	that Director would have been taken into account in determining the number of Directors who are to retire by rotation under Article 83(1),

then the Company may by ordinary resolution approved in accordance with Articles 59 to 60 fill that office by electing as a Director any person eligible for election.

86.	Not used

87.	Nomination of Directors

(1)	No person (other than a retiring Director) is eligible for election to the office of Director at any general meeting unless:

(a)	a shareholder intending to nominate the person has given notice in writing signed by the shareholder; and

(b)	the person nominated has given notice in writing signed by the person of his willingness to be elected as a Director of the Company and a Director of Limited and satisfies candidature for the office.

(2)	To be valid, the notice required under Article 87(1) is to be delivered to the Office not less than 40 Business Days before the earlier of the date appointed for the meeting and the date appointed for the Parallel General Meeting of Limited unless the nominee has been recommended by the Board for election, in which case the notice is required to be delivered to the Office at least 28 days before the meeting.

In this Article 87(2), “Business Day” has the same meaning as in the ASX Listing Rules.

(3)	The Directors shall nominate for election as a Director at a General Meeting of the Company any person duly nominated for election at the Parallel General Meeting of Limited.

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88.	Election or appointment of additional Directors

The Company may by ordinary resolution approved in accordance with Articles 59 to 60 elect, and without prejudice thereto the Board shall have the power at any time to appoint, any person as a Director, either to fill a casual vacancy or as an addition to the Board but so that the number of Directors does not exceed the maximum number determined under Article 74. Any Director appointed under this Article:

(a)	holds office only until the dissolution or adjournment of the next general meeting at which the Board proposes or these Articles require that an election be held;

(b)	is eligible for election at that general meeting; and

(c)	where the general meeting is an annual general meeting, is not to be taken into account in determining the number of Directors who are to retire by rotation at the meeting.

89.	Vacation of office

(1)	The office of a Director is vacated:

(a)	not used;

(b)	on the Director being absent from greater than two consecutive meetings of the Board without leave of absence from the Board;

(c)	on the Director resigning office by notice in writing to the Company;

(d)	not used;

(e)	on the Director ceasing to be a director of Limited;

(f)	on the Director being prohibited from being a Director by reason of the operation of Applicable Regulation;

(g)	if the Director has been appointed for a fixed term—when the term expires;

(h)	if, in England or elsewhere, an order is made by any court on the ground (however formulated) of mental disorder for the Director’s detention or for the appointment of a guardian of the Director or for the appointment of a receiver or other person (by whatever name called) to exercise powers with respect to the Director’s property or affairs; or

(i)	if the Director shall have a bankruptcy order made against him or shall compound with his creditors generally or shall apply to the court for an interim order under Section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act.

(2)	The office of a Director who is an employee of any member of the Group is terminated on the Director ceasing to be employed within the Group but the person concerned is eligible for reappointment or re-election as a Director of the Company.

90.	Removal of Directors

(1)	Subject to Articles 59 to 60, the Company may, in accordance with and subject to the provisions of the Statutes, by ordinary resolution of which special notice has been given remove any Director from office. The Company may do so notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement.

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(2)	Subject to Articles 59 to 60, the Company may by ordinary resolution of which special notice has been given elect another person in place of a Director removed from office under Article 90(1), provided that such person’s election will not take effect unless and until such person is elected as a director of Limited. Any person so elected shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is elected was last elected a Director. In default of such election the vacancy arising upon the removal of a Director from office may be filled as a casual vacancy.

PROCEEDINGS OF DIRECTORS

91.	Convening of meetings of Directors

(1)	The Board may meet together, adjourn and otherwise regulate its meetings as it thinks fit.

(2)	The Board may at any time and the Secretary, on the request of the Chairman or any two Directors, must convene a meeting of the Board. Notice of meeting of the Board may be given by mail (electronic or otherwise), personal delivery or facsimile transmission to the usual place of business or residence of the Director or to any other address given to the Secretary by the Director or by any technology agreed by all the Directors.

92.	Quorum

The quorum necessary for the transaction of business of the Directors shall be three unless otherwise determined by the Board. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

93.	Chairman

The Board may elect a Chairman and one or more Deputy Chairmen of its meetings and determine the period for which each is to hold office. If no Chairman or Deputy Chairman is elected or if at any meeting the Chairman and the Deputy Chairmen are not present at the time specified for holding the meeting, the Directors present may choose one of their number to be Chairman of the meeting.

94.	Votes at meetings

Questions arising at any meeting of the Board are decided by a majority of votes and, in the case of an equality of votes, the Chairman (except when only two Directors are present or except when only two Directors are competent to vote on the question then at issue) has a second or casting vote.

95.	Number of Directors below minimum

If the number of Directors is reduced below the minimum number fixed under these Articles, the continuing Directors may act for the purpose of increasing the number of Directors to that number or of calling a general meeting of the Company but for no other purpose.

96.	Resolutions in writing/Meetings by technology

(1)	A resolution in writing signed by all the Directors or a resolution in writing of which notice has been given to all Directors and which is signed by a majority of the Directors entitled to vote on the resolution (not being less than the number required for a quorum at a meeting of the Board) is a valid resolution of the Board. The resolution may consist of several documents in the same form each

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signed by one or more of the Directors. A facsimile transmission or other document produced by mechanical or electronic means under the name of a Director with the Director’s authority is considered to be a document in writing signed by the Director.

(2)	The Board may meet either in person or by telephone, audio visual link or by using any other technology:

(a)	which allows each Director who participates:

(i)	to hear each of the other participating Directors addressing the meeting; and

(ii)	if he so wishes, to address all of the other participating Directors simultaneously; and

(b)	which has been consented to by all Directors.

A consent may be a standing one. A meeting conducted by telephone or other means of communication is deemed to be held at the place from where the Chairman of the meeting participates.

97.	Validity of actions

All actions at any meeting of the Board or by a Committee or by any person acting as a Director are, despite the fact that it is afterwards discovered that there was some defect in the appointment of any of the Directors or the Committee or the person acting as a Director or that any of them were disqualified, as valid as if every person had been properly appointed and was qualified and continued to be a Director or a member of the Committee.

DIRECTORS’ INTERESTS

98.	Conflicts of interest requiring Board authorisation

(1)	The Board may authorise, on the proposal of any Director (including the interested Director) any matter which might otherwise involve a Director breaching his duty under the Companies Acts to avoid conflicts of interest (“Conflict”). The relevant Director and any other Director with a similar interest shall not count towards the quorum nor vote on any resolution giving such authority.

(2)	A Director seeking authorisation in respect of a Conflict shall declare to the Board the nature and extent of his interest in the Conflict as soon as is reasonably practicable. The Director shall provide the Board with such details of the relevant matter as are necessary for the Board to decide how to address the Conflict together with such additional information as may be requested by the Board.

(3)	Where the Board gives authority in relation to a Conflict:

(a)	the Board may (whether at the time of giving the authority or subsequently):

(i)	require that the relevant Director is excluded from the receipt of information, the participation in discussion and the making of decisions (whether at meetings of the Board or otherwise) related to the Conflict; and

(ii)	impose upon the relevant Director such other terms for the purpose of dealing with the Conflict as it may determine;

(b)	the relevant Director will be obliged to conduct himself in accordance with any terms imposed by the Board in relation to the Conflict;

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(c)	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded);

(d)	the Board may revoke or vary such authority at any time but this will not affect anything done by the relevant Director prior to such revocation in accordance with the terms of such authority; and

(e)	the Board may provide that where the relevant Director obtains (otherwise than through his position as a Director of the Company) information that is confidential to a third party, the Director will not be obliged to disclose that information to the Company, or to use or apply the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence.

99.	Regulation of Directors’ interests

(1)	The Board may, subject to the provisions of Article 98, make regulations regarding the disclosure and authorisation of interests that a Director, and any person deemed by the Directors to be related to or associated with the Director, may have in any matter concerning the Company or a related body corporate. Any regulations made under these Articles bind all Directors and are made with the full authority of this Article where authorisation by the Articles is required under the Companies Acts.

(2)	No act, transaction, agreement, instrument, resolution or other thing is invalid or voidable only because a person fails to comply with any regulation made under this Article 98.

(3)	For the purposes of Articles 98-101, an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

(4)	A Director who has an interest in a matter that is being considered at a meeting of the Directors may, despite that interest, vote, be present and be counted in a quorum at the meeting except where prohibited by Article 98, or any regulations made pursuant to this Article 99 or any Applicable Regulation.

100.	Permitted interests and actions

(1)	Subject to Article 98 and the provisions of the Companies Acts, and provided that he has disclosed to the Directors the nature and extent of any interest of his, a Director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any contract, transaction or arrangement with the Company or Limited or in which the Company or Limited is otherwise interested;

(b)	may be a director or other officer of, or employed by, or a party to any contract, transaction or arrangement with, or otherwise interested in, any body corporate in which the Company or Limited is otherwise interested;

(c)	may (or any firm of which he is a partner, employee or member may) act in a professional capacity for the Company or Limited (other than as auditor) and be remunerated therefor; and

(d)	shall not, save as otherwise agreed by him or required by regulations made under Article 99, be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate or for such remuneration and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

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Articles of Association of BHP Billiton Plc

(2)	The Board may exercise the voting power conferred by the shares in any corporation held or owned by the Company as the Board thinks fit (including the exercise of the voting power in favour of any resolution appointing the Directors or any of them as directors of that company or voting or providing for the payment of remuneration to the directors of that company) and a Director of the Company may vote in favour of the exercise of those voting rights despite the fact that the Director is, or may be about to be appointed, a director of that other corporation and may be interested in the exercise of those voting rights.

(3)	Any Director may lend money to the Company at interest with or without security or may, for a commission or profit, guarantee the repayment of any money borrowed by the Company and underwrite or guarantee the subscription of shares or securities of the Company or of any corporation in which the Company may be interested without being disqualified in respect of the office of Director and without being liable to account to the Company for the commission or profit.

(4)	Despite having an interest in any contract or arrangement a Director may participate in the execution of any document evidencing or connected with the contract or arrangement, whether by signing, sealing or otherwise.

(5)	A Director may participate in any issue by the Company of securities unless the Director is precluded from participating by Applicable Regulation.

(6)	Nothing in this Article 100 relieves a Director from compliance with a requirement under Article 98 or any regulations made pursuant to Article 99.

COMMITTEES

101.	Committees

The Board may delegate any of its powers or discretions (including without prejudice to the generality of the foregoing all powers and discretions whose exercise involves or may involve the payment of remuneration to or the conferring of any other benefit on all or any of the Directors) to committees consisting of Directors or any other person or persons as the Board thinks fit. In the exercise of the powers or discretions delegated, any committee formed or person or persons appointed to the committee must conform to any regulations that may be imposed by the Board. A committee or other delegate of the Board may be authorised to sub-delegate any of the powers or discretions for the time being vested in it.

102.	Proceedings of Committee meetings

The meetings and proceedings of any committee are to be governed by the provisions of these Articles for regulating the meetings and proceedings of the Board so far as they are applicable and are not inconsistent with any regulations made by the Board under Article 101.

POWERS OF THE BOARD

103.	General powers

The management and control of the business and affairs of the Company are vested in the Board, which (in addition to the powers and authorities conferred on them by these Articles) may exercise all powers and do everything which is within the power of the Company and not by these Articles, the Memorandum, or by law required to be exercised or done by the Company in general meeting.

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104.	Powers and obligations in relation to the Sharing Agreement

(1)	The Company having entered into the Sharing Agreement and the Deed Poll Guarantee, the Directors are authorised and directed, subject to Applicable Regulation, to carry into effect the provisions of the Sharing Agreement and the Deed Poll Guarantee and any further or other agreements or arrangements contemplated by such agreement and guarantee and nothing done by any Director in good faith pursuant to such authority and obligations shall constitute a breach of the fiduciary duties of such Director to the Company or to the members of the Company.

(2)	Without limitation to the generality of the foregoing:

(a)	the Directors may in addition to their duties to the Company have regard to the interests of Limited and both the holders of Plc Ordinary Shares and Limited Ordinary Shares as if the Company and Limited were managed as a single unified entity and for that purpose the Directors shall in exercising their powers take into account the interests of the holders of Limited Ordinary Shares;

(b)	subject to the terms of the Sharing Agreement, the Directors are authorised to do all or any of the matters referred to in paragraph 4.1 of the Memorandum of Association.

105.	Not used

106.	Appointment of attorney

The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

107.	Not used

108.	Not used

109.	Not used

110.	Borrowing powers

Subject to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property, assets (both present and future) and uncalled capital or any part or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

111.	Not used

112.	Not used

113.	Not used

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AUTHENTICATION OF DOCUMENTS

114.	Authentication of Documents

Any Director, Secretary, Assistant Secretary or Deputy Secretary or any person appointed by the Directors for the purpose shall have power to authenticate:

(a)	any document affecting the constitution of the Company;

(b)	any resolution passed at a shareholders’ meeting or at a meeting of the Directors or of any committee;

(c)	any book, record, document or account relating to the business of the Company,

and to certify copies thereof or extracts therefore as true copies or extracts; and where any book, record, document or account is elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

115.	Not used

116.	Not used

DIVIDENDS

117.	Not used

118.	Power of Board to pay dividends

(1)	Subject to Articles 59 to 60, the Board may determine that a dividend (including an interim dividend on account of the next forthcoming dividend) is payable and fix the amount, time for payment and method of payment. Where permitted by the Statutes, the methods of payment may include the payment of cash, the issue of shares, the grant of options and the transfer of assets.

(2)	Without limiting Article 8, where the terms of any new issue of shares provide for the new shares to have different dividend rights to other shares then in issue, the new shares have those different dividend rights.

(3)	Provided the Directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend as aforesaid.

119.	Distribution otherwise than in cash

(1)	Subject to Articles 59 to 60, when determining to pay a dividend under Article 118, the Board may determine that payment of the dividend be effected wholly or in part by the distribution of specific assets or documents of title and in particular of paid up shares, debentures, debenture stock or grant of options or other securities of the Company or any other corporation or entity.

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(2)	The Board may appoint any officer of the Company to sign on behalf of each shareholder entitled to participate in the dividend any document in the Board’s opinion desirable or necessary:

(a)	to vest in the shareholder title to assets; and

(b)	in the case of a distribution of shares in any corporation, to constitute the shareholder’s agreement to become a member of the corporation,

and, in executing the document, the officer acts as agent and attorney for the shareholder.

(3)	Where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates, may fix the value for distribution of such specific assets or any part thereof, may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

120.	Not used

121.	Ranking of shares for dividend

(1)	Any dividend or interim dividend is (subject to the rights of, or any restrictions on, the holders of shares created or raised under any special arrangement as to dividend) payable on each share on the basis of the proportion which the amount paid (or agreed to be considered to be paid) bears to the total issue price of the share. The dividend may be fixed at a rate per annum in respect of a specified period but no amount paid on a share in advance of calls is to be treated as paid on the share.

(2)	The rights attached to the shares of the Company, as regards the participation in the profits available for distribution and resolved to be distributed, are as follows:

(a)	the holders of the cumulative Preference Shares shall be entitled, in priority to any payment of dividend to the holders of any other class of shares, to be paid a fixed cumulative preferential dividend (“Preferential Dividend”) at a rate of 5.5 per cent per annum, such dividend to be paid annually in arrears on 31 July in each year or if any such date shall be a Saturday, Sunday or public holiday in England, on the first business day following such date in each year. Payments of Preferential Dividend shall be made to holders on the register at any date selected by the Directors up to 42 days prior to the relevant fixed dividend date;

(b)	subject to the rights attaching to the cumulative Preference Shares, but in priority to any payment of dividends on all other classes of Shares, the holder of the Plc Special Voting Share shall be entitled to be paid a fixed dividend of US$0.01 per annum payable annually in arrears on 31 July;

(c)	subject to the rights attaching to the cumulative Preference Shares and the Special Voting Share, but in priority to any payment of dividends on all other classes of Shares, the holder of the Equalisation Share shall be entitled to be paid such dividends as the Board may decide to pay thereon;

(d)	any surplus remaining after payment of the distributions under paragraphs 121(2)(a) to (c) shall be payable to the holders of the Plc Ordinary Shares in equal amounts per Plc Ordinary Share.

122.	Manner of payment of dividends

(1)	Payment of any dividend may be made in any manner, by any means and in any currency determined by the Board.

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Articles of Association of BHP Billiton Plc

(2)	Without limitation of Article 122(1), Directors may also determine the foreign currency equivalent of any sums payable as a dividend by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on such date or dates, in each case falling on or before the record date for the dividend, as the Directors may in their discretion select.

(3)	Without affecting any other method of payment which the Board may adopt, payment of any dividend may be made to the shareholder entitled to the dividend or, in the case of joint holders, to the shareholder whose name appears first in the Register in respect of the joint holding.

123.	Not used

124.	Record date for dividends

Any resolution for the declaration or payment of a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board, may specify that the same shall be payable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

125.	No interest on dividends

No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company.

126.	Retention of dividends

(1)	The Directors may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien and may apply the same in or towards satisfaction of the moneys payable to the Company in respect of that share.

(2)	The Directors may retain the dividends payable upon shares to which any person is entitled under Article 41 until that person becomes a member in respect of those shares or transfers those shares.

127.	Unclaimed dividend

All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or other moneys payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof and any dividend unclaimed after a period of 12 years from the date on which such dividend was declared or became due for payment shall be forfeited and shall revert to the Company.

128.	Waiver of dividend

The waiver in whole or in part of any dividend on any share by any document (whether or not executed as a deed) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder or otherwise by operation of law) and delivered to the Company and if or to the extent that the same is accepted as such or acted upon by the Company.

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CAPITALISATION OF PROFITS AND RESERVES

129.	Capitalisation of profits and reserves

(1)	Subject to Articles 59 to 60, the Board may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including any share premium account, capital redemption reserve or other undistributable reserve) or any sum standing to the credit of profit and loss account.

(2)	Such capitalisation shall be effected by:

(a)	appropriating such sum to shareholders on the Register at the close of business on the date of the resolution (or such other date as may be specified therein or determined as therein provided) in the same proportions in those holders would be entitled to receive such sum if distributed by way of dividend or in accordance with either the terms of issue of any shares or the terms of any employee share plan; and

(b)	applying such sum, in the proportions specified above, on behalf of those holders either in paying up the amounts for the time being unpaid on any issued shares held by them, or in paying up in full unissued shares or other securities of the Company to be issued to them accordingly, or partly in one way and partly in the other.

(3)	The Board may specify the manner in which any fractional entitlements and any difficulties relating to distribution are to be dealt with and, without limiting the generality of the foregoing, may specify that fractions are to be disregarded or that any fractional entitlements are to be increased to the next whole number or that payments in cash instead of fractional entitlements be made.

(4)	The Board may make all necessary appropriations and applications of the amount to be capitalised under Article 129(1) and all necessary issues of fully paid shares or debentures.

(5)	Where required, the Board may appoint a person to sign a contract on behalf of the shareholders entitled on a capitalisation to any shares or debentures, which provides for the issue to them, credited as fully paid, of any further shares or debentures or for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised.

SCRIP DIVIDENDS

130.	Scrip Dividends

(1)	Subject to the provisions of Articles 59 and 60 and as hereinafter provided, the Directors may offer to ordinary shareholders the right to receive, in lieu of dividend (or part thereof), an allotment of new Plc Ordinary Shares credited as fully paid.

(2)	The Directors shall not make such an offer unless so authorised by an ordinary resolution passed at any General Meeting, which authority may extend to dividends declared or paid prior to the fifth annual general meeting of the Company occurring thereafter, but no further. Provided that this Article shall, without the need for any further ordinary resolution, authorise the Directors to offer rights of election in respect of any dividend declared or proposed after the date of the adoption of these Articles and at or prior to the annual general meeting in the year 2005.

(3)	The Directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form.

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Articles of Association of BHP Billiton Plc

(4)	The basis of allotment on each occasion shall be determined by the Directors so that, as nearly as may be considered convenient, the value of the Plc Ordinary Shares to be allotted in lieu of any amount of dividend shall equal such amount. For such purpose the value of a Plc Ordinary Share shall be equal to the average of the middle market quotation for a fully paid Plc Ordinary Share adjusted if necessary for the proposed dividend on the London Stock Exchange, as derived from the Official List, on each of the first five business days on which the Plc Ordinary Shares are quoted “ex” the relevant dividend or calculated in such other manner as may be determined by, and in accordance with an ordinary resolution.

(5)	If the Directors determine to offer such right of election on any occasion they shall give notice in writing to the ordinary shareholders of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right provided that they need not give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive Plc Ordinary Shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid. The accidental omission to give notice of any right of election to, or the non-receipt (even if the Company becomes aware of such non-receipt) of such notice by, any holder of ordinary shares entitled to the same shall neither invalidate any offer of an election nor give rise to any claim suit or action.

(6)	On each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Plc Ordinary Shares in respect whereof the share election has been duly exercised and has not been revoked (the “elected Plc Ordinary Shares”), and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Plc Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional Plc Ordinary Shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of unissued Plc Ordinary Shares for allotment and distribution to and amongst the holders of the elected Plc Ordinary Shares on such basis.

(7)	The additional Plc Ordinary Shares so allotted on any occasion shall rank pari passu in all respects with the fully-paid Plc Ordinary Shares in issue on the record date for the relevant dividend save only as regards participation in the relevant dividend.

(8)	Article 129 shall apply mutatis mutandis to any capitalisation made pursuant to this Article.

(9)	No fraction of a Plc Ordinary Share shall be allotted. The Directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part, the benefit thereof accrues to the Company and/or fractional entitlements are accrued and/or retained and in either case accumulated on behalf of any ordinary shareholder.

(10)	The Directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

(11)	In relation to any particular proposed dividend the Directors may in their absolute discretion decide (i) that shareholders shall not be entitled to make any election in respect thereof and that any election

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previously made shall not extend to such dividend or (ii) at any time prior to the allotment of the Plc Ordinary Shares which would otherwise be allotted in lieu thereof, that all elections to take shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it.

(12)	The Directors shall not make a scrip dividend available unless the Company has sufficient unissued shares and undistributed profits or reserves to give effect to elections which could be made to receive that scrip dividend.

ACCOUNTS AND RECORDS

131.	Accounts and records

(1)	Accounting records sufficient to show and explain the Company’s transactions and otherwise complying with the Statutes shall be kept at the Office, or at such other place as the Directors think fit, and shall always be open to inspection by the Directors and other officers of the Company.

(2)	Without limitation to paragraph (1) of this Article, where the Board considers it appropriate, the Company may:

(a)	give a Director or former Director access to certain papers, including documents provided or available to the Board and other papers referred to in those documents; and

(b)	bind itself in any contract with a Director or former Director to give the access.

(3)	Subject to paragraphs (1) and (2) of this Article, no member of the Company or other person shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the Directors.

132.	Not used

133.	Not used

134.	Not used

NOTICES

135.	Service of notices

(1)	Any notice, document (including a share certificate) or other information may be served on or delivered to any member by the Company either personally or by sending it by post in a pre-paid cover addressed to such member at his registered address, or (if he has no registered address within the United Kingdom) to the address, if any, within the United Kingdom supplied by him to the Company as his address for the service of notices, or by delivering it to such address addressed as aforesaid. In the case of a member registered on a branch register any such notice, document or other information may be posted either in the United Kingdom or in the territory in which such branch register is maintained, or by any other means authorised in writing by the member.

(2)	Where a notice, document or other information is served or sent by post, service or delivery shall be deemed to be effected at the expiration of 24 hours (or, where second-class mail is employed, 48 hours) after the time when the cover containing the same is posted and in proving such service or

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delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted. Any notice, document or other information not served, sent or supplied by post or left by the Company at a registered address or at an address (other than an address for the purposes of communications by electronic means) notified to the Company in accordance with these Articles by a person who is entitled by transmission to a share shall be deemed to have been received on the day it was so left.

(3)	Any notice, document or other information may be served on or sent or supplied to any member by the Company, where appropriate by:

(i)	sending or supplying it in electronic form to an address notified by the member to the Company for that purpose; or

(ii)	making it available on a website and notifying the member of its availability in accordance with this Article 135,

in each case provided that the member has agreed, or may be deemed to have agreed in accordance with the Companies Acts, generally or specifically that the notice, document or other information may be sent or supplied in that form or manner (and has not revoked that agreement).

(4)	Any notice, document or other information served, sent or supplied by the Company by means of a relevant system shall be deemed to have been received when the Company or any sponsoring system- participant acting on its behalf sends the issuer-instruction relating to the notice, document or other information.

(5)	Any notice, document or other information served, sent or supplied by the Company using electronic means shall be deemed to have been received on the day on which it was sent notwithstanding that the Company subsequently sends a hard copy of such notice, document or information by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this Article. In proving that a notice, document or other information served, sent or supplied by electronic means was served, sent or supplied, it shall be sufficient to prove that it was properly addressed.

(6)	The accidental failure to send, or the non-receipt by any person entitled to, any notice, document or other information relating to any meeting or other proceeding shall not invalidate the relevant meeting or other proceeding.

(7)	Subject to the Statutes but notwithstanding anything else in these presents, a member or other person who would otherwise be entitled to receive any notice, document or other information, shall not be entitled to receive the relevant document if, on each of the three most recent occasions on which the relevant person shall have been sent any documents by the Company, the document shall have been returned undelivered to the Company unless, since the earliest of those three occasions, the relevant person shall have written to the Company at the Transfer Office either confirming the correctness of the relevant address shown in the Company’s records or supplying a new address to which, in accordance with these presents, the documents are to be sent to him.

(8)	Any member may notify the Company of an address for the purpose of his receiving electronic communications from the Company, and having done so shall be deemed to have agreed to receive by electronic communication notices, documents and any other information from the Company. In

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addition, if a member notifies the Company of his e-mail address, the Company may satisfy its obligation to send him any notice, document or other information by:

(a)	publishing such notice, document or other information on a website; and

(b)	notifying him by e-mail to that e-mail address that such notice or document has been so published, specifying the address of the website on which it has been published, the place on the website where the notice may be accessed, how it may be accessed and (if the notice relates to a shareholders’ meeting) stating:

(i)	that the notice concerns a notice of a General Meeting served in accordance with the Companies Acts;

(ii)	the place, date and time of the meeting; and

(iii)	such other information as the Statutes may prescribe.

(9)	Any amendment or revocation of a notification given to the Company under this Article shall only take effect if in writing, signed by the member and on actual receipt by the Company.

(10)	An electronic communication shall not be treated as received by the Company if it is rejected by computer virus protection arrangements.

(11)	If the Company receives actual notice that a failure of delivery of an electronic communications to a shareholder has occurred, and then receives actual notice that subsequent attempts to resend the original communication have also failed, the Company will send a hard copy of the communication by first class post to the shareholder’s last known postal address within 48 hours of the Company receiving the notice of the original failure of delivery.

(12)	A document is treated as having been sent to a shareholder where the Company and the shareholder have agreed to the shareholder having access to documents on a website, the documents are subject to that agreement and the shareholder has been notified of the publication of the documents on a website, the address of that website and the place on the website where the documents may be accessed.

(13)	A document is treated as having been sent to a shareholder not less than 21 days before the date of a meeting if the documents have been published on the website throughout the period commencing 21 days before the meeting and ending with the conclusion of the meeting and notification of that publication on the website has been sent to the shareholder not less than 21 days, beginning with the date of deemed receipt, before the date of the meeting.

(14)	Proceedings at a meeting will not be invalidated if documents have not been published for the entire period stated in paragraph 135(13) and where failure to publish the documents throughout the entire period is attributable to circumstances which it would have been unreasonable to have expected the Company to avoid.

(15)	A shareholder may give notice to the Company of the appointment of a proxy by electronic communication sent to such address as notified by the Company for that purpose.

(16)	The Company may at any time and in its own discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all members.

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136.	Notice to transferor binds transferee

Every person who, by operation of law, transfer or any other means becomes entitled to be registered as the holder of any shares is bound by every notice which, prior to the person’s name and address being entered in the Register in respect of those shares, was properly given to the person from whom the person derives title to those shares.

137.	Deceased and bankrupt members

A notice served in accordance with these Articles is (despite the fact that the shareholder is then dead, bankrupt or in liquidation and whether or not the Company has notice of the shareholder’s death, bankruptcy or liquidation) taken to have been properly served in respect of any registered shares, whether held solely or jointly with other persons by the shareholder, until another person is registered in the shareholder’s place as the holder or joint holder. The service is sufficient service of the notice or document on the shareholder’s personal representative, trustee in bankruptcy or liquidator and any person jointly interested with the shareholder in the shares.

138.	Overseas members

A member who (having no registered address within the United Kingdom or the Republic of South Africa) has not supplied to the Company an address within the United Kingdom, Australia or the Republic of South Africa or an address for the purposes of communications by electronic means for the service of notices shall not be entitled to receive notices from the Company.

139.	Suspension of postal services

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom, or the Republic of South Africa the Company is unable effectively to convene a shareholders’ meeting by notices sent through the post, such meeting may be convened by a notice advertised on the same date in at least one national newspaper in the United Kingdom, and the Republic of South Africa and such notice shall be deemed to have been duly served on all members entitled thereto on the day when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the United Kingdom or the Republic of South Africa as the case may be again becomes practicable.

140.	Not used

WINDING-UP OF LIMITED OR THE COMPANY

141.	Liquidation of Limited

(1)	Subject to Article 141(2):

(a)	upon receipt of an Insolvency Notice from Limited, the Company shall seek to ensure that the economic returns made or otherwise available to a holder of an Ordinary Share in Limited relative to the economic returns available to a holder of an Ordinary Share in the Company (or vice versa) are in due proportion having regard to the Equalisation Ratio (“Economic Equivalence”) by taking the steps set out in paragraphs (b) or (c) below.

(b)	the Company shall have the right at any time within 12 months from the Notice Date either:

(i)	irrevocably to offer to the holders of Limited Ordinary Shares on the Notice Date in consideration for their Limited Ordinary Shares such number of Plc Ordinary Shares

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pro rata to their holdings of Limited Ordinary Shares as is required to ensure that, after such issue, Economic Equivalence is achieved; or

(ii)	to pay to holders of Limited Ordinary Shares on the Notice Date an amount equal to that proportion of the Company’s Market Capitalisation as at the Notice Date such that the amount paid and the balance remaining ensures that Economic Equivalence is achieved.

(c)	unless the Company has exercised its rights under paragraph (b) above, then, subject to paragraph (d) below, the Company must:

(i)	within three months from the date the liquidator of Limited has finally established the identity of and amounts owed to the Proven Creditors (but in any event not earlier than the expiration of the period set out in paragraph (b) above), pay in full all Proven Creditors of Limited and all other costs and expenses of the liquidation (including those of the liquidator); and

(ii)	within one month thereafter pay to Limited an amount equal to that proportion of the Company’s total Market Capitalisation on the date all payments have been made pursuant to paragraph (c)(i) above such that the amount paid and the balance remaining ensures that Economic Equivalence is achieved.

(d)	Payments under this Article 141(1) shall only be made by the Company to the extent that after making such payment there will remain available to the Company sufficient assets to pay all debts as and when they become due and payable.

(2)	If both the Company and Limited have provided each other with an Insolvency Notice and if:

(a)	the Company has surplus assets available for distribution to the holders of its Ordinary Shares after payment of all debts due; and

(b)	the ratio of the surplus attributable to each Limited Ordinary Share to the surplus attributable to each Plc Ordinary Share would otherwise not equal the Equalisation Ratio, then (where possible) the Company shall as soon as possible pay to Limited an amount which results in that ratio equalling the Equalisation Ratio.

(3)	In this Article 141:

(a)	“Economic Equivalence” shall be determined before deduction of any amount in respect of Tax which may be deducted or withheld in respect of any payment to a holder of Ordinary Shares and disregarding any Tax payable by or on behalf of, or any Tax Benefit arising to, a holder of Ordinary Shares;

(b)	“Insolvency Notice” has the meaning given to it in Clause 8.1(a) of the Sharing Agreement;

(c)	“Market Capitalisation” means the total value of the Company’s issued Ordinary Shares (determined by reference to the trading price of those shares on the close of trading on the relevant day on the stock exchange on which it has its primary listing);

(d)	“Notice Date” means the date the Company receives or is deemed to receive an Insolvency Notice from Limited under the Sharing Agreement;

(e)	“Proven Creditors” means all persons that the liquidator of Limited has established as ranking in priority to the holders of Limited Ordinary Shares and who would be entitled to a payment as a result of the liquidation of Limited;

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(f)	The surplus assets of a party available for distribution to holders of Ordinary Shares shall, for the purposes of Article 141(2), be calculated:

(i)	before deduction of any amount in respect of Tax which may be deducted or withheld from the distribution by or on behalf of the Company; but

(ii)	net of any Tax payable by the Company on the distribution to holders of Ordinary Shares excluding, for the avoidance of doubt, any Tax within (i) above; and

(g)	Where the Company is to pay an amount to Limited, the calculation of the amount of the payment shall take account of any Tax payable on the making or receipt of, or any withholding or deduction in respect of Tax arising on, any payment, after allowing for any offsetting Tax Benefits.

142.	Insolvency Notice

If, in the reasonable opinion of the Directors, the Company is, or is likely to become, insolvent (whether or not a receiver, receiver and manager, provisional liquidator or liquidator has been appointed or mortgagee has taken possession of the property of the Company) the Directors must immediately give an Insolvency Notice (as defined in Article 141(3)) to Limited of such fact.

143.	Directors’ power to petition

The Directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up.

144.	Rights on winding-up

(1)	Subject to Articles 141 and 144(3), if the Company shall be wound up (whether the liquidation is voluntary, under supervision, or by the Court) the Liquidator may, with the authority of a special resolution, divide among the members in specie or in kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the Liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved.

(2)	If any shares to be divided in accordance with Article 144(1) involve a liability to calls or otherwise, any person entitled under the division to any of the shares may by notice in writing within ten business days after the passing of the special resolution, direct the liquidator to sell the person’s proportion and pay the person the net proceeds and the liquidator is required, if practicable, to act accordingly.

(3)	Subject to the payment of all amounts payable under Article 141, prior ranking amounts owed to the creditors of the Company and prior ranking statutory entitlements, the assets of the Company to be distributed on a winding-up shall be distributed to the holders of shares in the following order of priority:

(a)	to the holders of the cumulative Preference Shares, the repayment of a sum equal to the nominal capital paid up or credited as paid up on the cumulative Preference Shares held by

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them and accrual (if any) of the Preferential Dividend whether such dividend has been earned or declared or not, calculated up to the date of commencement of the winding up; and

(b)	to the holders of Plc Ordinary Shares and to the holders of the Plc Special Voting Share and the Equalisation Share, the payment out of the surplus (if any) remaining after the distribution under paragraph (a) above of an equal amount for each Plc Ordinary Share, the Plc Special Voting Share and the Equalisation Share (if issued) subject to a maximum in the case of the Plc Special Voting Share and the Equalisation Share of the nominal capital paid up on such shares.

DESTRUCTION OF DOCUMENTS

145.	Destruction of Documents

Subject to compliance with the rules (as defined in the Uncertificated Securities Rules) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy all instruments of transfer or other documents which have been registered or on the basis of which registration was made at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article;

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

INDEMNITY AND INSURANCE

146.	Indemnity and insurance

(1)	To the relevant extent:

(a)	the Company is to indemnify each officer of the Company out of the assets of the Company against any liability incurred by the officer in or arising out of the conduct of the business of the Company or in or arising out of the discharge of the duties of the officer;

(b)	where the Board considers it appropriate, the Company may execute a documentary indemnity in any form in favour of any officer of the Company; and

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(c)	where the Board considers it appropriate, the Company may:

(i)	make payments of amounts by way of premium in respect of any contract effecting insurance on behalf or in respect of an officer of the Company against any liability incurred by the officer in or arising out of the conduct of the business of the Company or in or arising out of the discharge of the duties of the officer; and

(ii)	bind itself in any contract or deed with any officer of the Company to make the payments.

(2)	In this Article:

(a)	officer means a director, secretary or executive officer of the Company or a person who formerly held one of those positions.

(b)	duties of the officer includes, in any particular case where the Board considers it appropriate, duties arising by reason of the appointment, nomination or secondment in any capacity of an officer by the Company or, where applicable, a subsidiary of the Company to any other corporation.

(c)	to the relevant extent means:

(i)	to the extent the Company is not precluded by Applicable Regulation from doing so;

(ii)	to the extent and for the amount that the officer is not otherwise entitled to be indemnified and is not actually indemnified by another person (including, in particular, an insurer under any insurance policy); and

(iii)	where the liability is incurred in or arising out of the conduct of the business of another corporation or in the discharge of the duties of the officer in relation to another corporation, to the extent and for the amount that the officer is not entitled to be indemnified and is not actually indemnified out of the assets of that corporation.

(d)	liability means all costs, charges, losses, damages, expenses, penalties and liabilities of any kind including, in particular, legal costs incurred in defending any proceedings (whether criminal, civil, administrative or judicial) or appearing before any court, tribunal, government authority or otherwise.

CHANGE OF CONTROL

147.	Not used

148.	Share Control Limits

(1)	The Limits

(a)	A person must not breach any of the following limits (the “Limits”):

(i)	section 606(1) or 606(2) of the Corporations Act as each applies to Limited Ordinary Shares without regard to the Limited Special Voting Share; or

(ii)	section 606(1) or 606(2) of the Corporations Act as each applies to Limited Ordinary Shares and the Limited Special Voting Share; or

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(iii)	Rule 9 of the City Code on Takeovers and Mergers setting a 30 per cent. limit in relation to voting rights of Plc; or

(iv)	the 30 per cent. limit in relation to Plc Ordinary Shares without regard to the Plc Special Voting Share set out in Article 148(4) (called the “UK 30% Stand Alone Limit”); or

(v)	the 20 per cent. limit in relation to Plc Ordinary Shares and the Plc Special Voting Share referred to in Article 148(5),

(even if the acquisition is excepted under the provisions relating to the relevant Limit), except as a result of a Permitted Acquisition.

(b)	Where any person breaches any such Limit (even if the acquisition is excepted under the provisions of the relevant Limit) except as a result of a Permitted Acquisition that person is in breach of these Articles.

(c)	Where any person breaches any such Limit (even if the acquisition is excepted under the provisions of the relevant Limit), except as a result of a Permitted Acquisition:

(i)	all voting rights attaching to Plc Ordinary Shares; and

(ii)	all votes attaching to the Plc Special Voting Share,

(including shares or rights held by associates, concert parties or any other person holding shares in which that person is deemed to be interested or which are to be taken together for the purposes of the relevant Limit) taken into account in calculating that person’s relevant interest or voting power or voting control level or voting rights (however expressed under the relevant Limit) are Votes in Breach.

(d)	Any member determined by the Board to be holding Plc Ordinary Shares which carry Votes in Breach is a member in breach of these Articles. Any such determination by the Board shall be final and binding.

(2)	Action by the Board

(a)	The Board must do the following in order to enforce Article 148(1) where the Board has reason to believe that any Limit is or may be breached except as a result of a Permitted Acquisition:

(i)	require any member to provide such information as the Board considers appropriate to determine any of the matters under this Article 148;

(ii)	have regard to such public filings as it considers appropriate to determine any of the matters under this Article 148;

(iii)	make any determinations required under this Article 148, either after calling for submissions from affected members or other persons or without calling for such submissions;

(iv)	determine that the voting rights (or some voting rights):

(A)	attached to such number of Plc Ordinary Shares held by a person or persons whom the Board has resolved should not be capable of exercising their votes in accordance with this paragraph (iv) (called Excess Shares); and/or

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(B)	attached to the Special Voting Share (in relation to Joint Electorate Actions), being votes otherwise required to be cast by the holder of the Special Voting Share to mirror the votes cast by certain holders of Limited Ordinary Shares, are from a particular time incapable of being exercised for a definite or indefinite period but only to the extent necessary so that, as far as the Board can judge the matter, the person otherwise in breach of one or more of the Limits would not thereafter breach any of the relevant Limits except as a result of a Permitted Acquisition;

(v)	determine that any Excess Shares must be sold but only to the extent necessary so that, as far as the Board can judge the matter, the person otherwise in breach of one or more of the Limits would not thereafter breach any of the relevant Limits except as a result of a Permitted Acquisition;

(vi)	determine that any Excess Shares will not carry any right to any distributions from a particular time for a definite or indefinite period but only in respect of such number of shares as breaches any of the relevant Limits except as a result of a Permitted Acquisition;

(vii)	take such other action for the purposes of enforcing this Article 148 in a timely and efficient manner including:

(A)	prescribing rules (not inconsistent with this Article 148);

(B)	setting deadlines for the provision of information;

(C)	drawing adverse inferences where information requested is not provided;

(D)	making determinations or interim determinations;

(E)	executing documents on behalf of a member;

(F)	paying costs and expenses out of proceeds of sale of Excess Shares; and

(G)	changing any decision or determination or rule previously made.

(b)	No Director is liable for any such act or omission where the Director acts in good faith.

(3)	Permitted Acquisitions

An acquisition is a Permitted Acquisition if the Board consents to the acquisition or if each of (a), (b) and (c) below is satisfied:

(a)	the acquisition is under or pursuant to a procedure:

(i)	which applies to both the Limited Ordinary Shares and the Plc Ordinary Shares; or

(ii)	which is undertaken for both the Limited Ordinary Shares and the Plc Ordinary Shares at or about the same time; and

(b)	each such procedure complies with all Applicable Regulation and provisions of the Constitutions; and

(c)	the holders of Limited Ordinary Shares on the one hand and the holders of Plc Ordinary Shares on the other hand are afforded equivalent treatment in terms of:

(i)	the consideration offered for their shares (having regard to the Equalisation Ratio);

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(ii)	the information provided to them;

(iii)	the time to consider the offer or procedure;

(iv)	the conditions to which the procedure is subject; and

(v)	the other terms of the procedure.

(4)	UK 30% Stand Alone Limit

For the purposes of this Article 148, the “UK 30% Stand-Alone Limit” means that a person shall not acquire shares which taken together with shares held or acquired by persons determined by the Board to be acting in concert with him carry more than 30 per cent. of the voting rights attributable to Plc Ordinary Shares. For this purpose, “acting in concert” has the same meaning as in the City Code on Takeovers and Mergers.

(5)	Section 606 Limit

The Limit referred to in Article 148(1)(a)(v) is the Limit imposed by section 606(1) or 606(2) of the Corporations Act.

(6)	Mutual recognition

The Board may for the purposes of enforcing Article 148(1):

(a)	make a determination that the holding by a person of shares in Limited contributes to a breach by a person of a Limit and may communicate that determination to Limited; or

(b)	accept a determination by the Board of Limited that the holding by a person of shares in Plc contributes to a breach by a person of a relevant limit under the Limited Constitution;

and in the case of (b) above the Board must take any action under Article 148(2) as if the holder of the relevant Plc shares were in breach of these Articles.

(7)	Validity

Any resolution or determination of, or decision or exercise of any discretion or power by, the Directors or any Director or by the chairman of any meeting acting in good faith under or pursuant to the provisions of this Article shall be final and conclusive; and anything done, by or on behalf of, or on the authority of, the Directors or any Director acting in good faith pursuant to the foregoing provisions of this Article shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever. The Directors shall not be required to give any reasons for any decision, determination or declaration taken or made in accordance with this Article.

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